UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Reliance, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Reliance

Ai

2026 NOTICE OF MEETING AND PROXY STATEMENT

Reliance, Inc.
735 N. 19th Avenue
Phoenix, Arizona 85009
(480) 564-5700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Your vote is important. Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented, and we hope you will vote as soon as possible.
To make it easier, you may vote on the internet or by telephone. The instructions attached to this notice describe how to use these convenient services. Even if you give your proxy, you have the right to vote electronically if you participate in the Annual Meeting.
Proxy Voting

Internet Visit the website noted on your proxy card to vote online.
By Telephone Use the toll-free telephone number on your proxy card to vote by telephone.
By Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
During the Meeting To vote during the virtual meeting, visit www.virtualshareholdermeeting.com/RS2026 and use your 16-digit control number.

The Annual Meeting will be held “virtually.”
You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting at www.virtualshareholdermeeting.com/RS2026.

Time and Place
May 20, 2026 10 a.m. Pacific Daylight Time (PDT)
Electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2026
Record Date
Only stockholders at the close of business on March 27, 2026 are entitled to notice of, and to vote at, the 2026 annual meeting of stockholders (the “Annual Meeting”) or any adjournments thereof.
Items of Business		Voting Recommendation
1	To elect the nine directors nominated by our Board of Directors to hold office until our next annual meeting and until his or her successor is elected and qualified.	FOR EACH NOMINEE
2	To consider a non-binding, advisory vote to approve the compensation of our named executive officers.	FOR
3	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026.	FOR
4	To consider a stockholder proposal, if properly presented at the Annual Meeting.	AGAINST
5	To transact such other business, if any, as properly comes before the meeting or any adjournment thereof.
These items of business are more fully described in the accompanying proxy statement.

By Order of the Board of Directors, WILLIAM A. SMITH II SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY Phoenix, Arizona April 2, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
THIS PROXY STATEMENT, OUR ANNUAL REPORT TO STOCKHOLDERS, OUR 2025 ANNUAL REPORT ON FORM 10-K AND A PROXY FORM FOR VOTING ARE AVAILABLE ONLINE AT WWW.PROXYVOTE.COM BY USING THE 16-DIGIT CONTROL NUMBER PROVIDED TO YOU.

PROXY STATEMENT

Reliance, Inc.
735 N. 19th Avenue
Phoenix, Arizona 85009
(480) 564-5700
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement of Reliance, Inc. (the “Company” or “Reliance”) and in our Annual Report on Form 10-K for the year ended December 31, 2025. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
ANNUAL MEETING OF STOCKHOLDERS
Time and Place
May 20, 2026 10 a.m. Pacific Daylight Time (PDT)
Electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2026
Record Date
Only stockholders at the close of business on March 27, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
PROXY VOTING

Internet Visit the website noted on your proxy card to vote online.	By Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	By Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
During the Meeting To vote during the virtual meeting, visit www.virtualshareholdermeeting.com/RS2026 and use your 16-digit control number.

investor.reliance.com	2026 Proxy Statement / 1

VOTING MATTERS
Proposal		Voting Recommendation	Page
1	To elect the nine directors nominated by our Board of Directors to hold office until our next annual meeting and until his or her successor is elected and qualified.	FOR EACH NOMINEE	11
2	To consider a non-binding, advisory vote to approve the compensation of our named executive officers.	FOR	12
3	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026.	FOR	13
4	To consider a stockholder proposal, if properly presented at the Annual Meeting.	AGAINST	15
5	To transact such other business, if any, as properly comes before the meeting or any adjournment thereof.
VIRTUAL STOCKHOLDER MEETING
The Annual Meeting will be held “virtually.” If you were a stockholder as of the close of business on March 27, 2026 (the “Record Date”), you can attend the Annual Meeting online, vote your shares electronically, and submit your questions by visiting www.virtualshareholdermeeting.com/RS2026. You will need to have your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The meeting webcast will begin promptly at 10 a.m. Pacific Daylight Time (PDT). Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. An audio recording of the Annual Meeting will be available on the Investors section of our website after the meeting.
Additional information about our virtual stockholder meeting, including procedures for submitting questions at the Annual Meeting, is provided under “Participation in the Annual Meeting” on page 72.
The Company anticipates that the Notice of Internet Availability will first be mailed on or about April 2, 2026 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.
PROXY STATEMENT
Your vote is very important. Reliance’s Board of Directors is requesting that you allow your common stock to be represented and voted at the Annual Meeting by the Company’s officers (proxies) named on the proxy card. The proxy statement is first being sent and made available to our stockholders on or about April 2, 2026.

2 / 2026 Proxy Statement	investor.reliance.com

CORPORATE GOVERNANCE HIGHLIGHTS (see page 63)
Highlights of Corporate Governance

All directors are elected annually by majority of votes cast.

Independent, non-executive Chair of the Board.
All standing committees of the Board consist solely of independent directors.
Independent directors meet regularly in executive sessions.

Policy that directors may not stand for re-election after reaching age 75.

All current directors attended at least 95% of the Board and committee meetings in 2025.

Stock ownership requirements applicable to all directors and officers.

Prohibition of speculative, hedging and pledging transactions by all directors and executive officers.

Stockholder right to act by written consent.

Special meetings may be called by stockholders holding shares entitled to cast not less than 10% in voting power of our outstanding stock.
Market-standard, robust proxy access right.

Board oversight of executive succession planning.
No super-majority voting requirements to approve mergers or other business combinations.
No standing stockholder rights plan or poison pill.

Code of Conduct that applies to all directors, executive officers and employees.
Annual Board and committee self-evaluations.

Key Executive Compensation Practices
What We Do

We align executive compensation with the
interests of our stockholders:
●
Strong pay-for-performance compensation structure. In 2025, approximately 74% of our CEO’s and 70% of our other NEOs’ target total direct compensation was tied to performance metrics. See pages 32 & 37.

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Target total direct compensation of our NEOs designed to approximate the market median of our executive compensation peer group when target performance levels are achieved. See page 37.

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In 2024, 2025 and 2026, 80% of the CEO, CFO and COO’s target equity awards were performance-based and 70% of the other NEO’s target equity awards were performance-based. See page 43.

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Stock ownership requirements applicable to all directors and corporate officers, including the NEOs. See pages 47 & 69.

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Policy for recovery of erroneously awarded compensation (clawback) that applies to all incentive cash and equity compensation. See page 48.

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Actual payouts and realized pay levels of our NEOs that historically have been highly aligned with the annual and long-term returns received by our stockholders.

Our executive compensation program is designed to
reward the Company’s executive officers for strong
operational and financial performance and to avoid
excessive risk-taking:
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Double-trigger provisions for accelerated vesting of equity awards upon a change in control. See page 45.

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All NEO performance-based equity awards are tied to three-year performance targets. See page 43.

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Broad and deep distribution of equity awards throughout management while managing the dilutive impact and expense associated with those awards. See page 43.

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No perquisites for NEOs. See page 45.

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Annual stockholder advisory vote to approve NEO compensation. See page 12.

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Independent compensation committee. See page 40.

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Independent compensation consultant. See page 41.

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Independent, non-executive Chair of the Board enhances the effectiveness of the Board’s oversight and governance and compensation practices. See page 67.

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All employee equity awards are subject to a minimum one-year vesting period, except with respect to a maximum of 5% of the remaining shares available for issuance under our equity compensation plan.

investor.reliance.com	2026 Proxy Statement / 3

What We Don’t Do

We adhere to executive compensation best practices:

No incentive plan design or feature that would encourage excessive risk-taking.

No possibility of unlimited compensation; all variable compensation plans have caps on plan formulas.

No employment agreements, change in control/golden parachute agreements or other similar agreements with any executive officer. See page 45.

No tax gross-ups for perquisites, change in control excise taxes or otherwise.

No hedging of Reliance securities permitted by directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy. See page 48.

No pledging of Reliance securities permitted by directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy. See page 48.

No acceleration of unvested awards permitted, except for death, disability, a qualified retirement or termination without cause following a change in control.

4 / 2026 Proxy Statement	investor.reliance.com

CORPORATE CITIZENSHIP AND SUSTAINABILITY
We recognize that we have a corporate social responsibility not only to our investors, but also to our employees, their families and the communities in which we live and conduct our business. Accountability to our stockholders, employees, and communities, and a commitment to ethical business practices, motivates and anchors us. Our responsibility to stockholders requires a diligent commitment to excellence and a focus on sustainable profitability. This commitment to excellence also requires that we set the highest standards for business practices, ensure a safe and productive workplace for our employees, are stewards of the natural environments in which we operate, and share our success by giving back to our communities.
Please refer to the corporate responsibility section of our website at https://www.reliance.com/environmental-social-and-governance/ for further information on our corporate citizenship and sustainability initiatives.
The website addresses presented above and elsewhere in this proxy statement are intended to be inactive textual references only, and the information contained on our website is not part of this proxy statement and is not soliciting material.

investor.reliance.com	2026 Proxy Statement / 5

BOARD NOMINEES
See Election of Directors on page 11
LISA L. BALDWIN Managing Director, Elliott Investment Management L.P. Independent Committee(s): Audit, Nominating and Governance	KAREN W. COLONIAS Former President and Chief Executive Officer, Simpson Manufacturing Co., Inc. Independent Committee(s): Audit, Compensation (Chair)
FRANK J. DELLAQUILA Former Senior Executive Vice President and Chief Financial Officer of Emerson Electric Co. Independent Other Public Company Boards: Latham Group, Inc. Committee(s): Audit (Chair)	JAMES K. KAMSICKAS Former Chairman and Chief Executive Officer of Dana Incorporated Independent Committee(s): Audit, Compensation
KARLA R. LEWIS President and Chief Executive Officer, Reliance, Inc. Other Public Company Boards: The Goodyear Tire & Rubber Company Committee(s): None	ROBERT A. MCEVOY Former Managing Director, The Goldman Sachs Group, Inc. Independent Committee(s): Compensation, Nominating and Governance
DAVID W. SEEGER Former President of Zekelman Industries (formerly JMC Steel Group) Independent Committee(s): Compensation, Nominating and Governance (Chair)	DOUGLAS W. STOTLAR Former President and Chief Executive Officer, Con-Way, Inc. Non-executive Chair of the Board Independent Other Public Company Boards: AECOM Committee(s): Nominating and Governance
JOHN G. SZNEWAJS Partner, Shore Capital Independent Other Public Company Boards: Consumers Energy Company; CMS Energy Company Committee(s): Audit

6 / 2026 Proxy Statement	investor.reliance.com

VOTING MATTERS AND RECOMMENDATIONS
Proposal 1
ELECTION OF DIRECTORS
(see page 11)
The Board of Directors and the Nominating and Governance Committee believe that the combination of the various qualifications, skills and experiences of the director nominees will contribute to an effective and well-functioning Board of Directors and that, individually and as a whole, the director nominees possess the necessary qualifications and diversity to provide effective oversight of and quality advice and counsel to the Company’s management.
FOR EACH NOMINEE
Proposal 2
ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(see page 12)
We manage our business with the long-term objective of creating and maximizing value for our stockholders. Our pay-for-performance philosophy is aligned with and supports this objective. We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.
FOR
Proposal 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(see page 13)
The Audit Committee has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2026. KPMG LLP has served in this role since 2008. We are asking our stockholders to ratify this selection at the Annual Meeting.
FOR
Proposal 4
STOCKHOLDER PROPOSAL: STOCKHOLDERS ARE BEING ASKED TO CONSIDER A PROPOSAL REQUIRING DIRECTORS TO DEPART THE BOARD WITHIN NINE MONTHS OF FAILING TO RECEIVE A MAJORITY VOTE
(see page 15)
See the Board of Directors statement of opposition AGAINST such proposal.
AGAINST

investor.reliance.com	2026 Proxy Statement / 7

VOTING INFORMATION
We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting.
The Board of Directors selected Arthur Ajemyan, our Senior Vice President, Chief Financial Officer, and William A. Smith II, our Senior Vice President, General Counsel and Corporate Secretary, or their designees, to be named as proxyholders to vote the shares of common stock represented by the proxies at the Annual Meeting. Reliance will pay the cost to solicit the proxies. The Board of Directors will solicit proxies by mail, by telephone, and electronically via the internet. In addition, certain of our officers and agents may solicit proxies by telephone, email and personal interview (the cost of which will be nominal). We expect that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners and obtain authorizations to execute proxies. We will reimburse the reasonable out-of-pocket expenses they incur to forward our proxy materials.
We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees of approximately $12,000, plus reasonable out-of-pocket expenses, for these services. Your bank, broker or financial institution is not able to vote on your behalf for the election of directors, or on any compensation or incentive award plan matter unless you provide specific instructions by completing and returning a proxy or voting instruction form or by following instructions provided to you by your bank, broker or financial institution to vote your shares which often include instructions on how to vote your shares via telephone or the internet. Voting your shares is important to ensure that you have a say in the governance of our Company.
We intend only the four matters described in this proxy statement to be presented at the Annual Meeting. However, we may also transact any other business that properly comes before the meeting or any adjournment thereof.
Unless you instruct us otherwise on the proxy, each proxy will be voted FOR the election of all of the nominees named herein as directors; FOR the approval of the compensation of the Company’s named executive officers; FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2026; and AGAINST the stockholder proposal requiring directors to depart the Board within nine months of failing to receive a majority vote.
We intend to make this proxy statement and accompanying material available to each stockholder on the internet beginning on or about April 2, 2026. An Annual Report on Form 10-K will also be available electronically. Some stockholders will receive these materials by mail and other stockholders may request copies of these materials at no cost. The stockholder letter is not incorporated in, and is not a part of, this proxy statement and does not constitute proxy-soliciting material.
If you are a stockholder of record as of March 27, 2026 and execute a proxy or submit a proxy via the internet or telephone, the proxy may be revoked at any time before it is voted:
•
by filing with our Corporate Secretary either an instrument revoking the proxy or a proxy bearing a later date, duly executed in either case; or

•
by voting electronically at the virtual meeting.

Any written instrument or later dated proxy should be sent or delivered to the Corporate Secretary at the address shown on the first page of this proxy statement and must be received prior to the Annual Meeting.
In addition, prior to the deadline for internet or telephone voting, you may change your vote using the internet or telephone method, in which case only your latest internet or telephone proxy submitted before the deadline will be counted.
If you hold your shares through a broker, bank, financial institution, or other nominee, then you are a beneficial holder, and you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, financial institution or other nominee.
Even if you currently plan to participate in the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to participate at the Annual Meeting. If you submit your vote by proxy and later decide to vote electronically at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

8 / 2026 Proxy Statement	investor.reliance.com

VOTING INFORMATION
The presence at the virtual meeting or by proxy of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees only have discretionary voting power with respect to the ballot item addressing the ratification of our independent registered public accounting firm.

investor.reliance.com	2026 Proxy Statement / 9

INFORMATION CONCERNING OUR COMMON STOCK
Our only voting securities are shares of common stock, $0.001 par value per share. As of the record date of March 27, 2026, we had a total of 51,108,881 shares of common stock issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on our books at the close of business on the record date will be entitled to vote at the Annual Meeting.
Each nominee for election as a director at the Annual Meeting will only be elected if the votes cast “FOR” such nominee exceed the number of votes cast “AGAINST” such nominee, with abstentions and broker non-votes not counted as either votes “FOR” or “AGAINST” that nominee’s election. As required by the Company’s Bylaws, in the event that an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director is required to submit his or her resignation to the Board of Directors, contingent on acceptance of that resignation by the Board of Directors, within ten calendar days of the date of the certification of the election results. Pursuant to the procedures set forth in our Bylaws, the Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will then act on the resignation, taking into account the Nominating and Governance Committee’s recommendation within 90 days following certification of the election results, and the Company will publicly disclose such decision by the Board of Directors with respect to the director nominee. Each of the Nominating and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors and other information that they consider appropriate and relevant. A director who tenders his or her resignation is not permitted to participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation.
The affirmative vote of the holders of a majority in voting power of the shares of common stock that are present at the virtual meeting or by proxy and entitled to vote on the matter is required to: (i) approve, on a non-binding advisory basis, the compensation of the NEOs; (ii) ratify the engagement of KPMG LLP as our independent registered public accounting firm for 2026; and (iii) approve the stockholder proposal requiring directors to depart the Board within nine months of failing to receive a majority vote. Abstentions will count as votes against such proposals.
Broker non-votes will have no effect on Proposal Nos. 1, 2 and 4. Because the ratification of the appointment of KPMG LLP (Proposal No. 3) is considered a “routine” proposal, a broker holding shares as the nominee for a beneficial owner may vote for the proposal without voting instructions and, accordingly, we do not expect there to be any broker non-votes on Proposal No. 3.

10 / 2026 Proxy Statement	investor.reliance.com

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR.
The Board proposes that nine directors, eight of whom are independent, be elected to hold office until the 2027 Annual Meeting of Stockholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. Mrs. Lewis is not considered independent since Mrs. Lewis is our President and Chief Executive Officer.
The Board possesses a broad range of qualifications and skills that facilitate strong oversight of the Company’s management and strategy. The following matrix identifies the primary skills that the Nominating and Governance Committee and the Board considered in connection with the re-nomination of the current directors.* For additional information regarding each nominee, see “Board of Directors and Management” beginning on page 18.
	Lisa L. Baldwin	Karen W. Colonias	Frank J. Dellaquila	James K. Kamsickas	Karla R. Lewis	Robert A. McEvoy	David W. Seeger	Douglas W. Stotlar	John G. Sznewajs
Senior leadership experience	●	●	●	●	●	●	●	●	●
Accounting/financial experience	●	●	●		●	●		●	●
Other public company board experience		●	●	●	●			●	●
Operational management		●		●	●		●	●
Capital markets/banking		●	●	●	●	●		●	●
Mergers and Acquisitions	●	●	●	●	●	●	●	●	●
Information Technology/Cybersecurity	●								●
Industry Experience					●	●	●

*
The absence of a mark does not necessarily indicate that the director does not possess that qualification or skill.

A majority of the votes cast is required for the election of each director at the 2026 Annual Meeting. Neither Reliance nor your bank, broker or financial institution is able to vote on your behalf for the election of directors unless you provide specific instructions by completing and returning a proxy or voting instruction form or you follow instructions provided to you by your bank, broker or financial institution, which often include instructions on how to vote your shares via telephone or the internet.
We expect each nominee for election as a director will serve if elected. If any nominee is not able to serve, proxies may be voted by the proxyholders for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
Certain information with respect to each nominee is set forth in “Board of Directors and Management” beginning on page 18.

investor.reliance.com	2026 Proxy Statement / 11

PROPOSAL NO. 2 – ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this proxy statement. It is Reliance’s current policy to provide our stockholders with an opportunity to approve the compensation of our NEOs each year at the Annual Meeting. Accordingly, we anticipate that the next such vote will occur at the 2027 Annual Meeting of Stockholders.
We believe that the information we have provided below in the “Compensation Discussion and Analysis” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
Accordingly, we are asking our stockholders to approve, in an advisory, non-binding vote, the following resolution:
“RESOLVED, that the stockholders of Reliance, Inc. approve, on an advisory basis, the compensation paid to Reliance, Inc.’s named executive officers, as disclosed in the 2026 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the CD&A, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives and any related material.”
Because your vote is advisory, it will not be binding upon the Board. However, the Board values our stockholders’ opinions, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The affirmative vote of a majority of votes present at the virtual meeting or by proxy and entitled to vote is required to approve this proposal.
Neither Reliance nor your bank, broker or financial institution is able to vote on your behalf to support the Company’s executive compensation unless you provide specific instructions by completing and returning a proxy or voting instruction form or you follow instructions provided to you by your bank, broker or financial institution, which often include instructions on how to vote your shares via telephone or the internet.

12 / 2026 Proxy Statement	investor.reliance.com

PROPOSAL NO. 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.
KPMG LLP, our independent registered public accounting firm, billed us the fees set forth in the table below for services provided in the last two years:
	2025	2024
Audit Fees	$4,295,000	$4,075,000
Audit-related Fees	96,000	97,000
Tax Fees	12,000	13,000
All Other Fees	—	—
Total Fees Billed	$4,403,000	$4,185,000
Audit fees relate to services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements, audit services provided in connection with statutory and regulatory filings, including consents and comfort letters, and discussions surrounding the proper application of financial accounting and/or reporting standards.
Audit-related fees are those fees for services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and not included as audit fees. Tax fees are fees and expenses for professional services rendered by KPMG LLP in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.
The Audit Committee approved all of these services in advance. The Audit Committee has adopted a pre-approval policy that requires that the Audit Committee approve in advance the services to be provided, the terms of the engagement letter, and all associated fees set forth in such letter for the independent registered public accounting firm. In addition, the Audit Committee will review proposed audit, audit-related, tax and other services that management desires the independent registered public accounting firm to perform to ensure that such services and the proposed fees related to the services will not impair the independent registered public accounting firm’s independence and that such services and fees are consistent with the rules established by the SEC. Each quarter, the Chief Financial Officer of the Company reports to the Audit Committee which services, if any, were performed and the amount of any fees that were incurred. The Audit Committee has delegated to the Chief Financial Officer the authority to add to, amend or modify the list of services to be provided or the amount of fees to be paid; provided that the Chief Financial Officer will report any action taken to the Audit Committee at its next scheduled meeting and provided further that the fees involved are reasonably expected to be less than $50,000.
The Audit Committee selected KPMG LLP as the Company’s independent registered public accounting firm for 2026. KPMG LLP has served as the Company’s independent registered public accounting firm since 2008. The Board of Directors ratified this selection.

investor.reliance.com	2026 Proxy Statement / 13

PROPOSAL NO. 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors believes there are significant benefits to having an independent registered public accounting firm with extensive history with the Company. These benefits include:
•
the high quality of their audit work and accounting advice, as a result of their institutional knowledge of our businesses, global operations, key risks, accounting policies, financial systems and internal control framework;

•
audit efficiency and effectiveness, resulting in a lower fee structure due to history and familiarity with our businesses; and

•
time and expense avoided by management and staff in onboarding a new independent registered public accounting firm.

At the Annual Meeting, stockholders will be asked to ratify and approve this selection. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but may still retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The affirmative vote of a majority of shares present at the virtual meeting or by proxy and entitled to vote is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2026. Because the ratification of the appointment of KPMG LLP is considered a “routine” proposal, a bank, broker or financial institution holding shares as the nominee for a beneficial owner may vote for the proposal without voting instructions and, accordingly, we do not expect there to be any broker non-votes on this proposal.

14 / 2026 Proxy Statement	investor.reliance.com

PROPOSAL NO. 4 – STOCKHOLDER PROPOSAL REQUIRING DIRECTORS TO DEPART THE BOARD WITHIN NINE MONTHS OF FAILING TO RECEIVE A MAJORITY VOTE
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” PROPOSAL NO. 4. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR VOTING.
In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent. The stockholder proposal and the supporting statement are included exactly as submitted to us by the stockholder proponent. The proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. The Company disclaims responsibility for the accuracy and content of the stockholder proponent’s proposal and supporting statement. The stockholder proposal is required to be voted on at the Annual Meeting only if properly presented. The name and address of the stockholder proponent is set forth below.
As explained below, the Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal.
We have been advised that Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who has represented to us that he has held for at least three years prior to the date of submission of his proposal 50 shares of our common stock, intends to submit the following proposal at the 2026 Annual Meeting:
Proposal 4 — Directors Who Fail to Obtain a Majority Vote

Shareholders request that the Board of Directors take the necessary steps to ensure that directors who fail to obtain a majority vote in a future uncontested shall leave the board as soon as possible but in no case shall such directors serve more than 9-months on the Board after such failed election.

A vote of rejection by Reliance shareholders needs to be respected. Reliance shareholders often only vote on 3 items a year. The least that Reliance can do is to respect all 3 votes. If Reliance accepts shareholder approval of executive pay then Reliance should be prepared to accept shareholder rejection of a director.

9-months is adequate time for the Reliance to find a highly qualified replacement director. This proposal will give Reliance directors more of an incentive to perform.
Now is a good time to improve shareholder oversight of the Reliance. Reliance stock was down 5% year over year in late 2025 despite a robust stock market.

investor.reliance.com	2026 Proxy Statement / 15

PROPOSAL NO. 4 – STOCKHOLDER PROPOSAL REQUIRING DIRECTORS TO DEPART THE BOARD WITHIN NINE
MONTHS OF FAILING TO RECEIVE A MAJORITY VOTE
Statement in Opposition to Proposal No. 4
The Board considered Mr. Chevedden’s proposal and, for the reasons described below, believes that the proposal is not in the best interests of the Company and its stockholders.
The Company’s Amended and Restated Bylaws Already Provide an Effective and Comprehensive Remedy for Director Nominees Not Receiving a Majority Vote

The Company’s Bylaws already provide a market majority vote standard in the election of directors coupled with a director resignation policy, and therefore already address the concerns raised by the stockholder proposal. This standard, which provides that each director in an uncontested election (as defined in the Bylaws) will only be elected if he or she receives a majority of the votes cast with respect to that director’s election, underscores Reliance’s focus on corporate governance best practices and provides for a greater level of accountability of directors to stockholders. Our majority voting standard places Reliance firmly in-line with other large-cap public companies. The vast majority of S&P 500 companies have adopted a form of majority voting with a director resignation policy, a position which we believe is beneficial to creating long-term value for our stockholders.

Delaware corporate law provides that each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. An incumbent director who fails to receive the required vote for election continues to serve as a “holdover” director. To address the potential of holdover directors, our Bylaws specifically require each incumbent director who fails to receive a majority of votes cast in an uncontested election to submit a resignation to the Board within ten calendar days of the date of the certification of the election results.

The Board, acting on the recommendation of the Nominating and Governance Committee (or such other committee designated by the Board), must determine whether to accept the resignation no later than 90 days following the certification of the election results, and the Company will then publicly disclose such decision by the Board of Directors with respect to the director nominee (and, if such resignation is rejected, the rationale behind the decision). Each of the Nominating and Governance Committee, in making its recommendation, and the Board of Directors, in making its determination, may consider any factors and other information that they consider appropriate and relevant.

While no director has ever failed to receive a majority vote at Reliance’s annual meetings, in the extraordinary event that an incumbent director fails to receive the majority of votes cast, the Board believes it is important that it retain discretion regarding what next steps should be taken to serve the best interests of the Company and its stockholders.

There are a number of factors which need to be considered in deciding whether to accept a resignation which the Board must consider and balance, including, addressing a situation where the Board would lack a particular skill or experience if a resignation was accepted without the Board being able to consider alternatives, such as a proper recruitment of a qualified candidate. There also may be other facts and circumstances to consider in deciding whether the director should leave the Board, such as the possibility of addressing the reasons that led to the director’s failure to receive a majority of votes cast. The proposal provides no flexibility in that regard as it would force the director to depart the Board no matter the circumstances. The Company’s current director resignation policy allows the Board to use its discretion in determining whether to accept or reject a resignation based on the specific circumstances and in the best interests of stockholders, and effectively empowers the Board to secure the resignation of a director who fails to receive a majority vote and to facilitate an orderly transition.

Implementing the Proposal Could Violate Delaware Law

As described above, the Company’s Bylaws require incumbent director nominees to submit resignations that the Board is required to consider and, where in the best interests of Reliance, accept in circumstances where a director fails to receive a majority of votes cast. The Company’s Bylaws do not call for an immediate removal of a director who fails to receive a majority of votes cast in an uncontested election, but, rather, the Board, in the exercise of its fiduciary duties and in compliance with the Delaware General Corporation Law (the “DGCL”), is required to consider whether it is in the best interests of the Company to accept the resignation.

The Company believes that forcing removal of an incumbent director who fails to receive a majority of votes cast would not comply with the requirements of the DGCL if the stockholder proposal is implemented.

16 / 2026 Proxy Statement	investor.reliance.com

PROPOSAL NO. 4 – STOCKHOLDER PROPOSAL REQUIRING DIRECTORS TO DEPART THE BOARD WITHIN NINE
MONTHS OF FAILING TO RECEIVE A MAJORITY VOTE

The stockholder proposal would require “that directors who fail to obtain a majority vote in a future uncontested [election] shall leave the board as soon as possible but in no case shall such directors serve more than 9-months on the Board after such failed election.” This means that the stockholder proposal would eliminate the power of the Company’s current and future directors to reject a director resignation, even if the Board, in the good faith exercise of its fiduciary duties under Delaware law, believes that accepting the resignation would be contrary to the interests of the Company and its stockholders (as discussed above).

The stockholder proposal therefore mandates a substantive business decision on the part of the Board to not retain any director who has failed to receive a majority of the votes cast for his or her election even where the proper application of its fiduciary duties would require it to do otherwise, in violation of Delaware law.

In addition, implementation of the stockholder proposal would effect the removal of a director without the vote required by DGCL, which is contrary to Delaware law. Pursuant to the DGCL, Reliance’s directors may only be removed from office by a vote of “a majority of the voting power of the shares of capital stock of the corporation entitled to vote at an election of directors.” Meanwhile, Reliance’s voting standard for director elections in uncontested elections, set forth in the Company’s Bylaws, and referenced in the stockholder proposal, is “the vote of a majority of votes cast with respect to that director’s election.” Because the Proposal would require that any holdover director who does not receive the majority of votes cast at an annual meeting be removed, the Proposal effectively substitutes the lower voting threshold of a majority of votes cast for the director removal voting standard prescribed by the DGCL. Delaware courts have held that a bylaw provision that permits shareholders to remove directors by a lesser voting standard than that prescribed by the DGCL is invalid under Delaware law.

Our Stockholders Have Consistently Shown Strong Support of Our Director Nominees

Our stockholders have consistently shown strong support for our director nominees over the years through their annual meeting votes. All of our director nominees have historically received overwhelmingly positive voting support from our stockholders. No director in the history of the Company has failed to receive the majority of stockholder votes in favor of his or her election.

Our stockholders also have multiple meaningful channels to provide feedback on the Company’s governance practices through the Company’s robust and ongoing stockholder engagement program.

Given the longstanding and continued support for our director nominees evidenced in Reliance’s historical annual meeting voting records and feedback received in regular and consistent stockholder engagement, we believe that the stockholder proposal is unnecessary.

Reliance has Demonstrated a Strong Commitment to Leading Corporate Governance Practices

Reliance has demonstrated a commitment to corporate governance best practices and remains keenly interested in the views and concerns of our stockholders. The Company has adopted many practices that support the Board’s responsiveness and accountability to our stockholders, including:
•
annual election of all directors;

•
majority voting in director elections;

•
no supermajority stockholder approval requirements;

•
independent, non-executive Chair of the Board;

•
independence of our director nominees, with only our CEO being non-independent;

•
the right of stockholders to act by written consent and the right of stockholders to call special meetings; and

•
market-standard, robust proxy access right.

For these reasons, the Board believes that the stockholder proposal is not in the best interests of Reliance and its stockholders.

investor.reliance.com	2026 Proxy Statement / 17

BOARD OF DIRECTORS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information regarding our directors and executive officers:
Name	Age	Position with Reliance
Karla R. Lewis	60	President and Chief Executive Officer; Director
Stephen P. Koch	59	Executive Vice President, Chief Operating Officer
Arthur Ajemyan	50	Senior Vice President, Chief Financial Officer
William A. Smith II	58	Senior Vice President, General Counsel and Corporate Secretary
Lisa L. Baldwin	57	Director
Karen W. Colonias	68	Director
Frank J. Dellaquila	69	Director
James K. Kamsickas	59	Director
Robert A. McEvoy	59	Director
David W. Seeger	69	Director
Douglas W. Stotlar	65	Director, non-executive Chair of the Board
John G. Sznewajs	58	Director

18 / 2026 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT
DIRECTORS
	LISA L. BALDWIN	Independent
Director Since: 2019 Age: 57 Current Committee Memberships: • Audit • Nominating and Governance
Recent Business Experience:
Lisa L. Baldwin was appointed a director of Reliance in October 2019 and is a member of the Audit Committee and the Nominating and Governance Committee. In 2022, Ms. Baldwin joined Elliott Investment Management L.P. (“Elliot”), an investment management firm, as a managing director. At Elliot, Ms. Baldwin focuses on mergers and acquisitions and on operational improvements at Elliot’s portfolio companies. From 2013 until 2021, she served as the Chief Information Officer of Tiffany & Co. (“Tiffany”), after having served as Vice President Strategic Services from 2011 to 2013. Prior to joining Tiffany, Ms. Baldwin served as Vice President Information Services at Coach Inc., a luxury goods company, (“Coach”) from 2008 to 2011. Prior to joining Coach, Ms. Baldwin worked at International Business Machines Corporation, a technology company, (“IBM”) from 1997 to 2008 as an information technology consultant in IBM’s retail practice. Earlier in her career, Ms. Baldwin worked at PricewaterhouseCoopers, an accounting and consulting firm, as a consultant.
Key Qualifications:
The Board believes that Ms. Baldwin’s leadership experience at Elliot provides valuable insight into evaluating and improving information technology at the Company. In addition, her experience at Tiffany and other firms provides valuable insights on mitigating cybersecurity risk, incorporating technology into our ongoing operations and utilizing technology-based solutions to streamline our business. Ms. Baldwin recently completed The National Association of Corporate Directors’ CyberRisk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute. Based on her information technology and management experience, she provides valuable insight on risk management, cybersecurity and internal controls.

investor.reliance.com	2026 Proxy Statement / 19

BOARD OF DIRECTORS AND MANAGEMENT
	KAREN W. COLONIAS	Independent
Director Since: 2016 Age: 68 Current Committee Memberships: • Audit • Compensation (Chair) Recent Past Public Board Service: Simpson Manufacturing Co., Inc.
Recent Business Experience:
Karen W. Colonias was appointed a director of Reliance in October 2016, has served as the Chair of the Compensation Committee since 2022, and is also a member of the Audit Committee. From December 2022 through June 2023, Ms. Colonias was the Executive Advisor of Simpson Manufacturing Co., Inc. (NYSE: SSD) (“SSD”), a manufacturer of building materials. From January 2012 until December 2022, she served as SSD’s President and Chief Executive Officer. Ms. Colonias served on SSD’s board of directors from 2013 until April 26, 2023. From May 2009 to January 2012, Ms. Colonias served as SSD’s Chief Financial Officer, Treasurer and Secretary. Prior to that, Ms. Colonias was Vice President of SSD’s global structural product solutions subsidiary, Simpson Strong-Tie Company Inc. and, in that capacity, managed Simpson Strong-Tie’s manufacturing facility in Stockton, California from 2004 to 2009. From 1998 to 2009, as SSD’s Vice President of Engineering, Ms. Colonias was responsible for Simpson Strong-Tie’s research and development efforts. Ms. Colonias joined Simpson Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development.
Key Qualifications:
Ms. Colonias is experienced in strategic planning, mergers and acquisitions, facility and plant operations, international business and global finance. Based on her executive experience, including as the Chief Executive Officer of SSD, Ms. Colonias provides valuable insight on the management of the Company and its operations.

20 / 2026 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT
	FRANK J. DELLAQUILA	Independent
Director Since: 2021 Age: 69 Current Committee Memberships: • Audit (Chair) Other Public Board Service: Latham Group, Inc. Recent Past Public Board Service: Aptiv PLC
Recent Business Experience:
Frank J. Dellaquila was appointed a director of Reliance in October 2021 and is the Chair of the Audit Committee. From 2009 through May 2023, Mr. Dellaquila served as the Chief Financial Officer of Emerson Electric Co. (NYSE: EMR), a technology and engineering company. He joined Emerson in 1991 and held several senior financial executive positions including Treasurer, Chief Financial Officer of a $3.6 billion business unit, and Senior Vice President of Acquisitions and Development before being named Chief Financial Officer in 2009. Mr. Dellaquila is a director of Latham Group, Inc. (Nasdaq: SWIM) (“SWIM”) and serves as the Chair of its audit committee. Mr. Dellaquila is also a director of FM Global, a privately-held mutual insurance company, and is a member of its finance committee. Mr. Dellaquila was a director of Aptiv PLC (NYSE: APTV) (“APTV”) from 2017 to 2020. During such time, Mr. Dellaquila also served on APTV’s finance and audit committees.
Mr. Dellaquila received a BS degree in accounting from Fordham University and an MBA in finance from Columbia University.
Key Qualifications:
Mr. Dellaquila has significant expertise in international finance and tax strategy and financial management from his experience as Senior Executive Vice President and Chief Financial Officer of Emerson. He also possesses extensive experience in financial controls, risk management, and mergers and acquisitions. Mr. Dellaquila’s experiences are valuable to Reliance and provide clear support for his nomination for election to the Board.

investor.reliance.com	2026 Proxy Statement / 21

BOARD OF DIRECTORS AND MANAGEMENT
	JAMES K. KAMSICKAS	Independent
Director Since: 2024 Age: 59 Current Committee Memberships: • Audit • Compensation Recent Past Public Board Service: Dana Incorporated
Recent Business Experience:
James K. Kamsickas was appointed a director of Reliance in October 2024 and is a member of the Audit Committee and the Compensation Committee. From 2015 through November 2024, Mr. Kamsickas served as President and Chief Executive Officer of Dana Incorporated (NYSE: DAN), a designer and manufacturer of propulsion and energy-management solutions that power vehicles and machines (“DANA”). From December 2019 through November 2024, Mr. Kamsickas also served as DANA’s chairman of the board. Prior to joining DANA, Mr. Kamsickas served as President and Chief Executive Officer of International Automotive Components Group S.A. (“IAC”), a global supplier of automotive interior components and systems. He also served as a member of IAC’s Board of Directors from 2007 to 2015. In addition, he previously served as head of Lear Corporation’s Interior Systems Division and held several additional senior leadership roles within that organization. Mr. Kamsickas earned a Bachelor of Science degree in Business Administration from Central Michigan University and a Master of Business Administration degree from Michigan State University.
Key Qualifications:
Based on his experience as a chief executive officer of global industrial companies, Mr. Kamsickas offers valuable insight into management of the Company and its growth. Mr. Kamsickas’ experience as Chairman and CEO of DANA brings strong business and leadership and human capital management skills, including extensive experience in leading business operations in international markets. Mr. Kamsickas’ experiences are valuable to Reliance and provide clear support for his nomination for election to the Board.

22 / 2026 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT
KARLA R. LEWIS
Director Since: 2021 Age: 60 President and Chief Executive Officer, Reliance, Inc. Other Public Board Service: The Goodyear Tire & Rubber Company
Recent Business Experience:
Karla R. Lewis became Chief Executive Officer of Reliance in January 2023 after being appointed to the Board and as President in January 2021. From March 2015 until her promotion to President in January 2021, Mrs. Lewis served as our Senior Executive Vice President, Chief Financial Officer. Mrs. Lewis joined Reliance in 1992 as Corporate Controller and has held various positions of increasing responsibility since then, including serving as Chief Financial Officer from 1999 until January 2021. She was promoted to Senior Vice President in 2000, Executive Vice President in 2002 and Senior Executive Vice President in 2015. Prior to joining Reliance, Mrs. Lewis, a certified public accountant (inactive), was employed by Ernst & Young LLP (Ernst & Whinney) in various professional staff positions. Mrs. Lewis serves as a member of the board of directors of the Metals Service Center Institute (“MSCI”). Mrs. Lewis is also a member of The Goodyear Tire & Rubber Company (Nasdaq: GT) (“Goodyear”) board of directors and serves as a member of its Governance Committee and Human Capital and Compensation Committee.
Key Qualifications:
As the President and Chief Executive Officer of the Company, Mrs. Lewis has long-time relationships with the Company’s investors and an in-depth knowledge of the Company’s operations, financial position and its strategic vision.
Mrs. Lewis analyzes the Company’s organic growth initiatives and evaluates potential acquisitions and opportunities to expand our business and has the skills and experience with the day-to-day operations of the Company necessary to guide its strategy. Mrs. Lewis is active in overseeing the Company’s acquisition strategy and has been involved with all of the Company’s acquisitions since our initial public offering in September 1994, which have totaled over 75.
Mrs. Lewis has been a long-time member of the board of directors of the MSCI and is well respected within the metals service center industry and by investors, financial institutions, and credit rating agencies. As the former Chief Financial Officer of the Company, she has proven her ability to raise debt and equity capital for the Company.

investor.reliance.com	2026 Proxy Statement / 23

BOARD OF DIRECTORS AND MANAGEMENT
	ROBERT A. MCEVOY	Independent
Director Since: 2015 Age: 59 Current Committee Memberships: • Compensation • Nominating and Governance
Recent Business Experience:
Robert A. McEvoy was appointed to the Board of Directors in October 2015 and is a member of the Compensation Committee and the Nominating and Governance Committee. Mr. McEvoy’s breadth of knowledge and experience includes the metals industry, mergers and acquisitions, corporate finance, and equity portfolio management. Mr. McEvoy retired from The Goldman Sachs Group, Inc. (“Goldman Sachs”), a multinational investment bank and financial services company, in April 2014 after nine years with the firm. As a managing director at Goldman Sachs, Mr. McEvoy was a portfolio manager focused on the materials and industrials sectors. From 1989 to 2001, Mr. McEvoy held various positions with the investment banking firms of Donaldson, Lufkin & Jenrette and Credit Suisse First Boston.
Key Qualifications:
Mr. McEvoy’s investment banking and equity investment background, including his particular focus on the metals and mining industry and prior investment banking and analyst experience covering Reliance, enables him to assist the Board and the Company with the benefit of his knowledge of our Company, our industry and competitors, capital markets and financing strategies. Mr. McEvoy’s experience as an investor provides the Board and management perspective on the landscape in which Reliance competes for capital. Mr. McEvoy’s investment banking experience offers insight and experience in evaluating capital market activities and merger and acquisition opportunities. Mr. McEvoy’s historical knowledge of Reliance and the global metals industry as a former analyst covering Reliance and other metals companies affords him a unique perspective and understanding of our business.

	DAVID W. SEEGER	Independent
Director Since: 2021 Age: 69 Current Committee Memberships: • Compensation • Nominating and Governance (Chair)
Recent Business Experience:
David W. Seeger was appointed a director of Reliance in July 2021, has served as the Chair of the Nominating and Governance Committee since 2025, and is also a member of the Compensation Committee. Mr. Seeger served on the board of directors of Zekelman Industries (formerly JMC Steel Group) from 2014 to 2021 and as President from 2010 to 2016. Mr. Seeger has held numerous leadership positions in the metals industry throughout his career, including President of Atlas Tube, a division of JMC Steel Group, from 2005 to 2009. Other than his service on Zekelman Industries’ board of directors, Mr. Seeger has been retired since 2016. Mr. Seeger received a BA degree in business administration from Michigan State University and an MBA from Loyola University Chicago.
Key Qualifications:
Mr. Seeger has a strong knowledge of the metals industry. As the former President and director of Zekelman Industries, Mr. Seeger has extensive knowledge of steel suppliers and our peer companies and potential acquisition targets that operate in the steel distribution industry, as well as familiarity with the management teams and owners of these companies. Mr. Seeger understands the factors that impact pricing and demand, as well as market factors that impact mills and how they will ultimately impact metals service centers. We believe Mr. Seeger’s experience offers an informed perspective of the Company’s suppliers, which is valuable to Reliance and its stockholders.

24 / 2026 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT
DOUGLAS W. STOTLAR	Independent

Director Since: 2016
Age: 65
Non-executive Chair of the Board
Current Committee Memberships:
•
Nominating and Governance

Other Public Board Service:
AECOM
Recent Past Public
Board Service:
LSC Communications,
Inc.

Recent Business Experience:
Douglas W. Stotlar was appointed a director of Reliance in October 2016. Mr. Stotlar was elected non-executive Chair of the Board effective January 2025 and is a member of the Nominating and Governance Committee. Mr. Stotlar served as President, Chief Executive Officer and Director of Con-way, Inc., a transportation and logistics company (previously known as CNF Inc.) from April 2005 until October 2015. He served as President and Chief Executive Officer of Con-way Transportation Services Inc. (“CTS”), a regional trucking enterprise and a subsidiary of Con-way, Inc., from 2004 until 2005. Mr. Stotlar also served as CTS’ Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS’ Executive Vice President of Operations from 1997 until 2002. He served as Vice President at large and was a member of the executive committee of the American Trucking Association and as a director for the Detroit branch of the Federal Reserve Bank of Chicago from December 2014 until December 2016. Mr. Stotlar currently serves as the Lead Independent Director of the Board at AECOM (NYSE: ACM). Mr. Stotlar is a member of the AECOM Nominating and Governance and Audit Committees. Mr. Stotlar was previously a director of LSC Communications, Inc. from 2016 to 2021, then a NYSE-listed public company.
Key Qualifications:
Mr. Stotlar brings substantial knowledge of the logistics industry, which is important in our business. We believe that Mr. Stotlar’s prior experience as a chief executive officer of a public company provides insight on stockholder relations and management matters. In addition, Mr. Stotlar’s experience on boards of other public companies positions him well to serve as the non-executive Chair of our Board.

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BOARD OF DIRECTORS AND MANAGEMENT
	JOHN G. SZNEWAJS	Independent
Director Since: 2025 Age: 58 Current Committee Memberships: • Audit Other Public Board Service: CMS Energy Corporation; Consumers Energy Company
Recent Business Experience:
John G. Sznewajs was appointed a director of Reliance in October 2025 and is a member of the Audit Committee. Mr. Sznewajs is currently a partner at Shore Capital, a lower middle-market private equity firm. From 2007 to 2023, Mr. Sznewajs served as the Vice President and Chief Financial Officer of Masco Corporation (NYSE: MAS), a global manufacturer and marketer of branded home improvement and building products and services. Mr. Sznewajs is also currently a director of CMS Energy Corporation (NYSE: CMS), an energy company operating primarily in Michigan, and serves on its audit, finance, and executive committees. He also serves on the board of directors of CMS Energy Corporation’s principal subsidiary, Consumers Energy Company (NYSE:CMS-P). Mr. Sznewajs was identified as a director candidate by a third-party search firm and was then recommended to the Board by the Nominating and Governance Committee. Mr. Sznewajs earned a Bachelor of Arts in economics from Kalamazoo College and a Master of Business Administration degree from The University of Chicago Booth School of Business.
Key Qualifications:
Mr. Sznewajs has extensive experience in business and corporate development. His background and knowledge in financial matters, and previous oversight of information technology at Masco Corporation, along with in-depth experience in enterprise-wide strategy, qualify him to serve on the Board. In addition, Mr. Sznewajs’ experience in private equity and service on the board of another public company positions him well to serve on our Board.

26 / 2026 Proxy Statement	investor.reliance.com

BOARD OF DIRECTORS AND MANAGEMENT
EXECUTIVE OFFICERS
In addition to Mrs. Lewis, the other executive officers of Reliance are as follows:

Stephen P. Koch, 59, became Executive Vice President, Chief Operating Officer (“COO”) in July 2022. Mr. Koch had served as Senior Vice President, Operations since April 2010. From July 2007 until he joined Reliance, Mr. Koch was President of Chapel Steel Corp., a subsidiary of Reliance. Prior to that he held the positions of Executive Vice President of Chapel Steel Corp. from 2005 to June 2007, and Vice President of Chapel Steel Corp. from 1995 to 2005 and had previously served as Sales Manager of Chapel Steel Corp.

Arthur Ajemyan, 50, became Senior Vice President, Chief Financial Officer (“CFO”) in February 2022. Mr. Ajemyan had served as Vice President, Chief Financial Officer since January 2021, having been promoted from Vice President, Corporate Controller, a position which he had held since May 2014. From 2012 to 2014, Mr. Ajemyan served as the Company’s Corporate Controller. From 2005 to 2012, Mr. Ajemyan held various positions in the accounting and finance departments at Reliance. Prior to joining Reliance, Mr. Ajemyan, a certified public accountant (inactive), held various professional staff and manager positions at PricewaterhouseCoopers from 1998 to 2005.

William A. Smith II, 58, was appointed Senior Vice President, General Counsel and Corporate Secretary in May 2015, having served as Vice President, General Counsel and Corporate Secretary since May 2013. From August 2009 to May 2013, Mr. Smith served as Senior Vice President, Chief Legal Officer and Secretary of Metals USA Holdings Corp., a publicly traded metals service center business acquired by Reliance in April 2013. From June 2005 to August 2008, Mr. Smith served as Senior Vice President, General Counsel and Secretary of Cross Match Technologies, Inc. and also as Director of Corporate Development from September 2006 to August 2008. Prior to that, he was a partner in the corporate and securities practice group of the international law firm DLA Piper, where he practiced corporate law, including mergers and acquisitions.

OTHER CORPORATE OFFICERS
In addition, the following Reliance officers make significant contributions to our Company:
Brenda S. Miyamoto, 53, became Senior Vice President, Strategic Planning & Programs in February 2025. From 2012 until February 2025, Ms. Miyamoto served as Vice President, Corporate Initiatives and was our Vice President, Corporate Controller from 2007 until 2012. Prior to that time, Ms. Miyamoto served as Corporate Controller from January 2004 until May 2007. Prior to joining Reliance, Ms. Miyamoto, a certified public accountant (inactive), was employed by Ernst & Young LLP in various professional staff and manager positions.
David P. DiBoyan, 56, became Vice President, Environmental, Health, and Safety in May 2025. From February 2018 until joining Reliance, Mr. DiBoyan was the Vice President, EHS at Hexcel Corporation (NYSE: HXL). From 2014 to 2017, he was the Global Director Environment, Health, Safety and Security of Chemtura Corporation until its acquisition by Lanxess AG. Mr. DiBoyan has over 35 years of environmental, health and safety experience, and is a board-certified safety professional (CSP) and certified industrial hygienist (CIH).
Jeffrey W. Durham, 63, became Vice President, Leadership and Development Advisor in January 2026. From January 2019 until January 2026, Mr. Durham served as Senior Vice President, Operations. From 2014 until January 2019, Mr. Durham was Vice President, Merchandising of our subsidiary, Earle M. Jorgensen Company (“EMJ”). Mr. Durham joined EMJ in 1985 and held various leadership roles in sales, general management and purchasing.
Tricia Emmerman, 55, became Vice President, Enterprise Risk in January 2026. Ms. Emmerman joined Reliance in 2010 as Associate General Counsel. Prior to joining Reliance, Ms. Emmerman served as Corporate Counsel at Kilroy Realty Corporation and The Campbell’s Company and was an associate at the international law firms of Latham & Watkins and Davis Polk, where she practiced corporate law.

investor.reliance.com	2026 Proxy Statement / 27

BOARD OF DIRECTORS AND MANAGEMENT
Michael R. Hynes, 59, became Vice President, Operations in January 2026. From July 2022 until January 2026, Mr. Hynes served as Senior Vice President, Operations. From January 2019 until July 2022, Mr. Hynes served as President of Phoenix Corporation, a subsidiary of Reliance (“Phoenix Metals”). Mr. Hynes joined Phoenix Metals in 2007 and held various leadership roles in sales and general management. Prior to joining Phoenix Metals, Mr. Hynes held various roles of increasing responsibility at one of the Company’s operating divisions.
Vandy C. Lupton, 50, became Vice President, Health & Human Resources in May 2021, having been promoted from Executive Director, Health & Human Resources, a position she held since March 2020. Ms. Lupton joined Reliance in 2012 as Director of Change Management. Prior to joining Reliance, Ms. Lupton served as a consultant with Accenture plc. Ms. Lupton is a member of the Society for Human Resource Management.
Brian M. Yamaguchi, 57, became Vice President, Supplier Development in July 2021, having previously served as Senior Director, Supplier Development, a position he had held since 2014. From 1986 until July 2021, Mr. Yamaguchi held various positions of increasing responsibility in sales and merchandising at EMJ.
Silva Yeghyayan, 58, became Vice President, Tax in August 2012, having been promoted from Director, Tax, a position she had held since October 2005. Ms. Yeghyayan is a certified public accountant and was a tax consultant from April 2004 until joining Reliance in 2005. Ms. Yeghyayan was Senior Tax Manager at Grant Thornton LLP from 2000 to 2004, and held various professional staff and manager positions at Arthur Andersen LLP from 1989 to 2000.

28 / 2026 Proxy Statement	investor.reliance.com

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program and philosophy, the compensation decisions made by the Compensation Committee and the factors considered in making those decisions. This CD&A focuses on 2025 compensation decisions for our executives, including the Named Executive Officers (“NEOs”) identified below.
NAMED EXECUTIVE OFFICERS
Karla R. Lewis President and Chief Executive Officer	Arthur Ajemyan Senior Vice President, Chief Financial Officer	Stephen P. Koch Executive Vice President, Chief Operating Officer	William A. Smith II Senior Vice President, General Counsel and Corporate Secretary
EXECUTIVE SUMMARY
•
Net sales of $14.3 billion in 2025, up 3.3% year-over-year.

•
Record 6.4 million tons sold, up 400 thousand tons year-over-year, or 6.2%, far outpacing industry shipments which were down 1% year-over-year.

•
Gross profit margin declined 100 basis points year-over-year to 28.7%, primarily due to tariff-related temporary LIFO margin pressure. However, we increased FIFO gross profit margin by 80 basis points and FIFO pretax income by over $87 million.

•
Returned almost $850 million to our stockholders in 2025.

See “2025 Financial and Operating Highlights” below for a description of FIFO gross profit margin and FIFO pretax income, which are non-GAAP financial measures.
Consistent with both the philosophy and design of our compensation plans, compensation of our NEOs in 2025 aligned with our solid operational and financial performance. Our NEOs received payouts under our 2025 annual cash incentive plan equal to 156.4% of such NEO’s base salary compared to a payout of 215.8% for 2024; and the performance-based equity awards granted to our NEOs in 2023 that vested in 2025 paid out at 196.2% in February 2026, based on Company performance over the three-year performance measurement period ended December 31, 2025; each reflecting management’s delivery of industry-leading operating results.

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COMPENSATION DISCUSSION AND ANALYSIS
2025 Financial and Operating Highlights
The following table highlights our financial and operating results in 2025 and 2024:
	2025		2024
Net sales	$	14.29 billion	$13.84 billion
Gross profit(1)	$	4.11 billion	$4.11 billion
Gross profit margin(1)		28.7%	29.7%
LIFO expense (income)	$	113.7 million	$(144.4) million
Gross profit margin – FIFO(1)		29.5%	28.7%
Pretax income	$	969.2 million	$1,139.9 million
Pretax income – FIFO(1)	$	1,082.9 million	$995.5 million
Net income – Reliance	$	739.4 million	$875.2 million
Earnings per diluted share	$	13.98	$15.56
Change in Reliance closing market price		7.3%	(3.7)%
Pretax Income Margin – Annual Cash Incentive Plan(3)		6.91%	8.44%
Tons Sold Growth – Annual Cash Incentive Plan(2)(3)		7.27%	6.05%
Annual return on assets (“ROA”)(4)		10.15%	11.57%
Quarterly dividend rate increase		9.1%	10.0%

(1)
Gross profit, calculated as net sales less cost of sales, and gross profit margin, calculated as gross profit divided by net sales, are non-GAAP financial measures as they exclude depreciation and amortization expense associated with the corresponding sales. Gross profit margin — FIFO is calculated as gross profit plus LIFO expense (or minus LIFO income) divided by net sales. Pretax income — FIFO is calculated as pretax income plus LIFO expense (or minus LIFO income). About half of Reliance’s orders are basic distribution with no processing services performed. For the remainder of its sales orders, Reliance performs “first-stage” processing, which is generally not labor intensive as it is simply cutting the metal to size. Because of this, the amount of related labor and overhead, including depreciation and amortization, is not significant and is excluded from cost of sales. Therefore, Reliance’s cost of sales is substantially composed of the cost of the material it sells. Reliance uses gross profit margin as shown above as a measure of operating performance. Gross profit margin is an important operating and financial measure, as fluctuations in our gross profit margin can have a significant impact on Reliance’s earnings. Gross profit margin, as presented, is not necessarily comparable with similarly titled measures for other companies.

(2)
Tons Sold Growth (as defined below) excludes toll processed tons.

(3)
Presented below is pretax income margin (pretax income as a percentage of net sales), which excludes various non-recurring charges and credits (“Pretax Income Margin”) and Tons Sold Growth calculated in accordance with our annual cash incentive plan.

(dollars in millions)	2025	2024
Pretax income	$969.2	$1,139.9
Impairment and restructuring charges	28.4	25.1
Non-recurring income of acquisitions	—	(3.6)
Non-recurring settlement charges, net	0.3	4.1
Debt restructuring charge	0.3	1.5
Gains related to sales of non-core assets	(9.8)	—
Non-GAAP pretax income	$988.4	$1,167.0
Net sales	$14,294.3	$13,835.0
Pretax Income Margin – Annual Cash Incentive Plan	6.91%	8.44%

30 / 2026 Proxy Statement	investor.reliance.com

COMPENSATION DISCUSSION AND ANALYSIS
	2025	2024
Growth in tons sold – Reliance	6.23%	4.05%
MSCI Benchmark growth (decline)	(1.04)%	(2.00)%
Tons Sold Growth – Annual Cash Incentive Plan	7.27%	6.05%

(4)
NEO performance-based equity awards are tied to achieving an ROA target over a three-year performance measurement period. Presented below is Company ROA calculated in accordance with our performance-based restricted stock awards, which is calculated as operating income, excluding various non-recurring charges and credits for the year, divided by average total assets for the year.

(dollars in millions)	2025	2024	2023
Operating income	$1,012.7	$1,160.0	$1,739.5
Impairment and restructuring charges	28.4	25.1	2.2
Non-recurring income of acquisitions	—	(3.6)	—
Non-recurring settlement charges, net	4.0	4.1	—
Gains related to sales of non-core assets	(9.8)	—	(3.8)
Non-GAAP operating income	$1,035.3	$1,185.6	$1,737.9
Total assets – beginning of year	$10,021.8	$10,480.3	$10,329.9
Total assets – end of year	$10,373.3	$10,021.8	$10,480.3
Total assets – average	$10,197.6	$10,251.1	$10,405.1
Annual ROA (2025)	10.15%
Annual ROA (2024)	11.57%	11.57%
Annual ROA (2023)	16.70%	16.70%	16.70%
Annual ROA (2022)		25.32%	25.32%
Annual ROA (2021)			22.24%
ROA for three-year performance period ended December 31,	12.81%	17.86%	21.42%
Performance-based equity award grant vested	2023	2022	2021
Net sales in 2025 were $14.29 billion, an increase of 3.3% from $13.84 billion in 2024, driven by record tons sold which increased 6.2%, partially offset by a 2.6% decline in average selling price per ton sold.
Same-store and total tons sold increased 5.3% and 6.2%, respectively, compared to 2024. Our growth in tons sold outperformed the 1.0% year-over-year decline in industry shipments reported by the MSCI.
Gross profit margin declined 100 basis points year-over-year to 28.7%, primarily due to tariff-related temporary LIFO margin pressure.
In 2025, earnings per diluted share were $13.98, and operating cash flow totaled $831.4 million. Excluding significant LIFO impacts in 2025 and 2024, earnings per share improved 14.5%.
We continued to execute our disciplined and balanced capital allocation strategy in 2025, returning $848.8 million to stockholders through $594.1 million of share repurchases and $254.7 million of dividends, while also investing $328.9 million in capital expenditures to support organic growth.
We have paid regular quarterly dividends to our stockholders for over 66 consecutive years without reduction or suspension. Since our 1994 IPO, we have increased our dividend 33 times, and our regular quarterly dividend rate has increased more than 700% since 2012, from $0.15 per share to $1.25 per share for the first quarter of 2026.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 for a more detailed discussion of our results of operations in 2025 compared to 2024 and our financial condition.
Changes to 2025 Incentive Plans
In July 2024, the Compensation Committee, in consultation with its independent compensation consultant, Pay Governance LLC (“Pay Governance”), and with input from management, determined that it would be in the best interests

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COMPENSATION DISCUSSION AND ANALYSIS
of the Company’s stockholders to increase the weighting of the Tons Sold Growth metric under the annual cash incentive plan for 2025 from 10% to 20% of the total opportunity. The Compensation Committee retained the same two performance metrics (Pretax Income Margin and Tons Sold Growth) for the annual cash incentive plan as in 2024 and prior years, but determined to place additional emphasis on the Tons Sold Growth metric due to its importance in promoting growth of the Company’s business and use by the Board and management as a key performance indicator in evaluating the Company’s performance.
Consistent with previous years, in 2025 each NEO had a target annual cash incentive award of 150% of their respective base salaries. For the 2025 annual cash incentive award, 80% of any award earned under the annual cash incentive plan was based on Pretax Income Margin and 20% of any award earned was based on Tons Sold Growth, compared to 90% and 10% for such metrics in 2024, respectively. The 2025 performance targets for each of the Pretax Income Margin metric and Tons Sold Growth metric were unchanged from 2024.
The allocation of the target annual cash incentive award between the two performance measures in 2025 and 2024 is set forth below:
2024	2025
	Pretax Income Margin	2025 Performance Award (% of Base Salary)	2024 Performance Award (% of Base Salary)
Threshold	5%	20%	20%
Target	7.5%	120%	135%
Maximum	10%	240%	270%
	Tons Sold Growth	2025 Performance Award (% of Base Salary)	2024 Performance Award (% of Base Salary)
Threshold	Equal to MSCI Benchmark	0%	0%
Target	1% in excess of MSCI Benchmark	30%	15%
Maximum	2% in excess of MSCI Benchmark	60%	30%
Executive Compensation Program Design
Our executive compensation program is designed to reward the Company’s executive officers for delivering strong operational and financial performance and results, attract and retain key executive talent, and align executive compensation with the long-term interests of our stockholders. Our stockholders have been highly supportive of our program’s pay-for-performance structure as demonstrated by our say-on-pay voting results receiving at least 95% approval in each of the last five years from 2021 through 2025. The Compensation Committee viewed the results of our 2025 say-on-pay vote as an affirmation by our stockholders of their support for the Company’s executive compensation program. Based on this support, the Compensation Committee has generally maintained the structure of our executive compensation program.

32 / 2026 Proxy Statement	investor.reliance.com

COMPENSATION DISCUSSION AND ANALYSIS
As described in more detail below, we structure our executive officers’ target total direct compensation to be competitive with the median compensation paid by companies with whom we may compete for executive talent, including those in our executive compensation peer group. We tie most of our executives’ compensation to Company performance objectives to drive financial and operating performance and reward executives for delivering stockholder value. We believe that this pay-for-performance philosophy has been instrumental to our success.
We manage our business with the long-term objective of creating and maximizing value for our stockholders. Our pay-for-performance philosophy is aligned with and supports this objective.
Consistent with our past practice, the Compensation Committee evaluates performance by reviewing:
•
our operating and financial results, including performance against our executive compensation peer group, our industry peers, and general economic factors that impact our business and industry;

•
economic return to stockholders over time, both on an absolute basis and relative to other companies, including the S&P 500, our executive compensation peer group and our industry peers; and

•
achievement of the Company’s goals and objectives (including management development and succession, safety performance, working capital management, growth in profitability and volume, and effective capital allocation).

The Compensation Committee has linked a substantial majority of our executives’ total direct compensation directly to the achievement of specific, pre-established Company performance targets. In 2025, approximately 74% of our CEO’s and 70% of our other NEOs’ target total direct compensation was tied to performance targets. While most of our NEOs’ target total direct compensation is tied to annual and long-term performance objectives, the Company does not have a prescribed formula as to what those pay elements should be as a percentage of each executive’s total pay.
Relationship Between Pay and Performance
The majority of our executives’ compensation is tied to performance through annual cash incentive awards and long-term equity incentive awards. Management delivered industry-leading operating results in 2025, with a 6.2% increase in tons sold compared to an industry decline of 1.0%. Earnings per diluted share reported under our LIFO method of inventory valuation declined 10.2% from our fourth highest result in 2024, but increased 14.5% when excluding significant LIFO impacts in both years.
Annual Cash Incentive Award Plan
Consistent with the delivery of industry-leading results in 2025, each NEO received payments under our annual cash incentive plan: (i) above the threshold but below the target level under the Pretax Income Margin metric; and (ii) at the maximum level under the Tons Sold Growth metric, resulting in a total payout equal to 156.4% of base salary for each NEO.
For 2025, 80% of the award opportunity available under the annual cash incentive plan was based on the Company’s Pretax Income Margin and 20% of the award opportunity was based on growth in tons sold relative to the MSCI Benchmark. In 2025, the target allocation of the cash incentive award between the two separate performance metrics was as follows:
ANNUAL CASH INCENTIVE PAY MIX AS A PERCENTAGE OF BASE SALARY AT TARGET RESULTS

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COMPENSATION DISCUSSION AND ANALYSIS
The Pretax Income Margin portion of the annual cash incentive plan opportunity for 2025 was established on a sliding scale as set forth below:
	Pretax Income Margin	2025 Performance Award (% of Base Salary)
Threshold	5%	20%
Target	7.5%	120%
Maximum	10%	240%
These goals were unchanged from those used in 2024 as the Company and Committee believed they were sufficiently demanding and consistent with our pay-for-performance philosophy. 2025 Pretax Income Margin (calculated in accordance with our annual cash incentive plan) was 6.91%, which resulted in each NEO earning an award under the Pretax Income Margin portion of the annual cash incentive plan equal to 96.4% of their base salary as determined by straight-line interpolation within the applicable threshold to target payout range. See page 30.
For 2025, the Compensation Committee set the portion of the target annual cash incentive award to be earned based upon Tons Sold Growth at 30% of base salary, which amount would be earned if growth in tons sold exceeded the MSCI Benchmark by 1%. The maximum award of 60% of base salary would be earned if growth in tons sold exceeded the MSCI Benchmark by 2%. No payment under the Tons Sold Growth metric would be made if tons sold decline year-over-year or fail to exceed the MSCI Benchmark.
The Tons Sold Growth portion of the annual cash incentive plan opportunity for 2025 was established on a sliding scale as set forth in the table below.
	Growth in Tons Sold	2025 Performance Award (% of Base Salary)
Threshold	Equal to MSCI Benchmark	0%
Target	1% in excess of MSCI Benchmark	30%
Maximum	2% in excess of MSCI Benchmark	60%
As with our Pretax Income Margin goals, our Tons Sold Growth objectives were unchanged from those used in 2024. 2025 Tons Sold Growth (calculated in accordance with our annual cash incentive plan) was 7.27%, which resulted in each NEO receiving the maximum award, or 60% of base salary, under the portion of the 2025 annual cash incentive plan related to the Tons Sold Growth metric. See page 30.
The Compensation Committee, in consultation with Pay Governance and with input from management, selected Pretax Income Margin and Tons Sold Growth as the performance metrics for the annual cash incentive opportunity for 2025. The Compensation Committee selected Pretax Income Margin because it aligns with how management and the Board measure the Company’s performance and is typically one of the most important metrics used in the Company’s corporate and operational decision-making in evaluating how well management converts revenues into pretax profit. Tons Sold Growth was selected as a second performance metric by the Compensation Committee because it promotes growth, compares the Company’s performance against an industry indicator, and complements and achieves an appropriate balance with the Pretax Income Margin metric. The combination of maintaining or increasing our gross profit margin, which is a key driver of our pretax margin, and increasing our tons sold are critical to our growth and value creation strategy.
The target and actual cash incentive awards provided to our NEOs for 2025 were as follows:
	End of Year Base Salary ($)	Target (%) Base Salary	Actual Award for 2025 Performance ($)	Actual (%) Base Salary
Karla R. Lewis	1,325,000	150%	2,072,300	156.4%
Arthur Ajemyan	725,000	150%	1,133,900	156.4%
Stephen P. Koch	795,000	150%	1,243,380	156.4%
William A. Smith II	665,000	150%	1,040,060	156.4%

34 / 2026 Proxy Statement	investor.reliance.com

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Equity Incentive Compensation Plan
The Compensation Committee makes annual awards of both service-based and performance-based long term equity incentive compensation. The allocation of performance-based and service-based equity awards is intended to balance performance and retention objectives. In striking an appropriate balance between performance-based and service-based equity awards, the Compensation Committee seeks to incentivize strong performance while also strengthening the retention aspects of the long-term equity awards since the Company does not maintain employment agreements with its officers. In 2024, 2025 and 2026, 80% of the CEO, CFO and COO’s target equity awards are performance-based and 70% of the other NEO’s target equity awards are performance-based.
The NEOs’ performance-based equity awards are tied to achieving an ROA target over a three-year measurement period. The Compensation Committee has determined that a three-year ROA measurement period, which is directly influenced by management’s decisions and market conditions, is an effective metric to measure management’s long-term performance. ROA also complements and achieves an appropriate balance with the one-year Pretax Income Margin and Tons Sold Growth metrics under the annual cash incentive award program by holding management responsible for the efficient use of assets to produce growth and operating profits over a multi-year period. The issued and outstanding 2024, 2025 and 2026 performance-based equity awards will vest if the Company achieves an ROA result at or above 7% over the applicable three-year performance periods, subject to a prescribed maximum.
The goals associated with the performance-based awards granted in 2025 and 2026 were unchanged from the performance-based awards granted in 2024. The performance-based awards granted in 2025 and 2026 will vest if the Company achieves an ROA result over a three-year performance period ending December 31, 2027 and 2028, respectively, at or above 7%. The three-year ROA performance metrics for the performance-based equity awards granted in 2024, 2025 and 2026 are set forth in the following table:
	2024/2025/2026 Awards 3-Year ROA	Awards Vested (%)
Threshold	7%	25%
Target	10%	100%
Maximum	13%	200%
Results for the performance-based equity awards granted in 2023 were determined in February 2026 based on the Company’s ROA in the three-year measurement period from January 1, 2023 through December 31, 2025. The Company’s ROA in the three-year measurement period was 12.81%, which is above the target and resulted in 196.2% of the target number of awards vesting, based on straight-line interpolation within the applicable target to maximum payout range. See page 31.

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COMPENSATION DISCUSSION AND ANALYSIS
Key Executive Compensation Practices
What We Do

We align executive compensation with the interests of our stockholders:
●
Strong pay-for-performance compensation structure. In 2025, approximately 74% of our CEO’s and 70% of our other NEOs’ target total direct compensation was tied to performance metrics. See pages 32 & 37.

●
Target total direct compensation of our NEOs designed to approximate the market median of our executive compensation peer group when target performance levels are achieved. See page 37.

●
In 2024, 2025 and 2026, 80% of the CEO, CFO and COO’s target equity awards were performance-based and 70% of the other NEO’s target equity awards were performance-based. See page 43.

●
Stock ownership requirements applicable to all directors and corporate officers, including the NEOs. See pages 47 & 69.

●
Policy for recovery of erroneously awarded compensation (clawback) that applies to all incentive cash and equity compensation. See page 48.

●
Actual payouts and realized pay levels of our NEOs that historically have been highly aligned with the annual and long-term returns received by our stockholders.

Our executive compensation program is designed to
reward the Company’s executive officers for strong
operational and financial performance and to avoid
excessive risk-taking:
●
Double-trigger provisions for accelerated vesting of equity awards upon a change in control. See page 45.

●
All NEO performance-based equity awards are tied to three-year performance targets. See page 43.

●
Broad and deep distribution of equity awards throughout management while managing the dilutive impact and expense associated with those awards. See page 43.

●
No perquisites for NEOs. See page 45.

●
Annual stockholder advisory vote to approve NEO compensation. See page 12.

●
Independent compensation committee. See page 40.

●
Independent compensation consultant. See page 41.

●
Independent, non-executive Chair of the Board enhances the effectiveness of the Board’s oversight and governance and compensation practices. See page 67.

●
All employee equity awards are subject to a minimum one-year vesting period, except with respect to a maximum of 5% of the remaining shares available for issuance under the Plan.

What We Don’t Do

We adhere to executive compensation best practices:

No incentive plan design or feature which would encourage excessive risk-taking.

No possibility of unlimited compensation; all variable compensation plans have caps on plan formulas.

No employment agreements, change in control/golden parachute agreements or other similar agreements with any executive officer. See page 45.

No tax gross-ups for perquisites, change in control excise taxes or otherwise.

No hedging of Reliance securities permitted by directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy. See page 48.

No pledging of Reliance securities permitted by directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy. See page 48.

No acceleration of unvested awards permitted, except for death, disability, a qualified retirement or termination without cause following a change in control.

36 / 2026 Proxy Statement	investor.reliance.com

COMPENSATION DISCUSSION AND ANALYSIS
2025 Say On Pay Vote
In 2025, our stockholders overwhelmingly approved, on a non-binding, advisory basis, the compensation of our NEOs, with approximately 95% of the votes cast in favor of such compensation. In addition, we believe our stockholders have been highly supportive of our compensation program, as demonstrated by our say-on-pay voting results achieving at least 95% of the votes cast in favor of such compensation in each of the last five years from 2021 through 2025. The Compensation Committee considers the favorable advisory vote as support for its belief that the Company’s pay-for-performance policy operates as it was designed, aligning the interests of our executive officers and stockholders and driving the NEOs’ performance to enhance long-term stockholder value and achieve Company objectives.
OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM
Compensation Program Objectives
Our compensation program is designed and managed to align executive compensation with Company performance, motivate our executives to deliver financial and operating results that create and maximize value for our stockholders, and attract and retain key executive talent. While the Compensation Committee has structured individual components of pay to vary from market medians, it aims for our NEOs’ target total compensation to approximate the market median when performance targets are achieved. We believe it is important that our executive compensation program:
•
Aligns the interests of our executives with those of our stockholders. We align the financial interests of our executive officers with the interests of our stockholders by tying the majority of our executives’ incentive compensation directly to Company performance. In addition, we have implemented significant stock ownership requirements for our executive officers to strengthen the alignment of their interests and our stockholders’ interests. Payouts and compensation realized by our NEOs have been highly aligned with returns earned by our stockholders.

•
Promotes and maintains a performance- and achievement-oriented culture. In 2025, approximately 74% of our CEO’s and 70% of our other NEOs’ target total direct compensation was tied to performance metrics. We establish performance targets that are demanding, support our strategic and financial objectives, and promote long-term stockholder value, without encouraging unnecessary or excessive risk-taking.

•
Is competitive. Our program is designed to attract, retain and motivate talented and skilled executives. As such, we structure target total direct compensation to be competitive with the median compensation paid by companies with whom we may compete for executive talent, including those in our executive compensation peer group. While individual components of pay may vary from market medians, we aim for target total direct compensation to approximate market median when performance targets are achieved.

The Company enjoys a team-oriented corporate culture and rewards the entire team of corporate officers for their collaborative effort that is reflected in the Company’s industry-leading performance. Attracting and retaining a team of outstanding corporate officers with complementary skills and expertise has proven successful for the Company’s growth, both organically and through acquisitions, and for maintaining the Company’s profitable financial performance, each of which enhances stockholder value. In order to promote our team culture, the Compensation Committee considers internal pay equity when setting compensation levels for our executives. This team approach is best illustrated by our annual cash incentive award program in which all NEOs have the same target annual cash incentive award opportunity (150% of their respective base salaries) based on the same performance objectives.
Elements of Compensation
A summary of the main elements of our executive compensation program is set forth below:
Element	Type	Description
Cash	Base salaries (see page 42)
•
The only component composed of fixed cash compensation.

•
Base salaries for our NEOs, in aggregate, are below the 50th percentile but above the 25th percentile compared to comparable officers in our executive compensation peer group.

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COMPENSATION DISCUSSION AND ANALYSIS
Element	Type	Description
Annual performance-based cash incentive awards (see page 43)
•
The annual cash incentive plan provides NEOs an opportunity to earn annual cash incentive awards based on Reliance’s annual performance. The incentive opportunity is expressed as a percentage of base salary, ranging from zero for results below the applicable thresholds up to a maximum of 300% of base salary if certain financial targets are met. In 2025, 80% of the incentive opportunity under the annual cash incentive plan was based on the Company’s Pretax Income Margin and 20% of the incentive opportunity was based on the Tons Sold Growth metric.

•
If the Company achieved a Pretax Income Margin between 5% and 10% in 2025, the actual incentive award would be determined using straight-line interpolation within the applicable payout range (threshold to target or target to maximum). 2025 Pretax Income Margin (calculated in accordance with our annual cash incentive plan) was 6.91%, which resulted in each NEO earning an award equal to 96.4% of base salary.

•
If the Company achieved growth in tons sold in 2025 exceeding the MSCI Benchmark by 1%, then the target annual incentive award of 30% of base salary would be earned. The maximum award of 60% of base salary would be earned if growth in tons sold exceeded the MSCI Benchmark by 2%. No payment under the Tons Sold Growth metric would be made if tons sold decline year-over-year or fail to exceed the MSCI Benchmark. 2025 growth in tons sold was 7.27% in excess of the MSCI Benchmark, which resulted in each NEO earning the maximum award equal to 60% of base salary.

•
In 2025, target annual cash incentive opportunities compared to similar executives of companies in our executive compensation peer group approximate: (i) the 25th percentile for our CEO; and (ii) the top quartile for our other NEOs.

•
To promote internal pay equity and reinforce an executive team concept, the NEOs’ target annual cash incentive opportunities are based on the same salary percentages.

Long-Term Equity Compensation	Restricted stock unit awards (see page 43)
•
In 2024, 2025 and 2026, 80% of the CEO, CFO and COO’s target equity awards are performance-based and 70% of the other NEO’s target equity awards are performance-based.

•
Comparing the grant date fair value of RSU awards granted in 2025 to equity awards granted to comparable officers in our executive compensation peer group, (i) the CEO approximated the 25th percentile, (ii) the CFO fell below the 25th percentile, (iii) the COO fell between the 50th and 75th percentile, and (iv) the other NEO fell between the 25th and 50th percentile.

•
Results for the three-year performance-based awards that vested on December 31, 2025 resulted in 196.2% of the target number of awards vesting, which represented performance above target over the three-year performance measurement period.

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COMPENSATION DISCUSSION AND ANALYSIS
Element	Type	Description
Retirement or Deferred Compensation Benefits	Supplemental Executive Retirement Plan (see page 44)
•
The Supplemental Executive Retirement Plan (“SERP”) was frozen to new participants as of January 1, 2009.

•
Based on her long tenure with the Company, our CEO is the only remaining active participant in the SERP.

•
The SERP benefit is set to 38% of the average of the participant’s highest five years total cash compensation during the final ten years of employment.

•
In comparing the SERP benefit to the retirement benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the benefits to our CEO under the SERP are in the top quartile of retirement benefits at companies in our executive compensation peer group.

Deferred Compensation Plan (see page 44)
•
The Reliance, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) provides supplemental retirement benefits to certain key employees through discretionary Company contributions.

•
Because she participates in the SERP, Mrs. Lewis does not receive discretionary Company contributions under the Deferred Compensation Plan. Messrs. Ajemyan, Koch, and Smith, who do not participate in the SERP, receive discretionary Company contributions under the Deferred Compensation Plan.

•
In comparing the discretionary Company contribution benefit under the Deferred Compensation Plan to the retirement benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the target values for Messrs. Ajemyan, Koch, and Smith would be between the 25th and 50th percentile.

Other Benefits	Standard Benefits Widely Available to Employees	• The NEOs participate in the same benefit plans broadly available to all full-time Company employees, including health insurance and 401(k) plans.
	No Perquisites (see page 45)	• No perquisites for NEOs.
Allocation of Compensation Components
Our executive officers are compensated with a balanced combination of the elements described above that vary by:
•
type of compensation (fixed, variable, service-based and performance-based);

•
with respect to performance-based compensation, length of the performance period (annual and long-term);

•
form of compensation (cash and equity); and

•
with respect to equity compensation, performance-based and service-based.

We believe this balanced allocation supports our compensation objectives, including alignment of our executives’ and our stockholders’ interests, the retention of our key executives, mitigation of excessive risk taking and appropriate emphasis of pay-for-performance. The Compensation Committee has designed the overall compensation program to ensure that a significant majority of our executives’ compensation is subject to the Company’s annual and long-term performance as well as stock price appreciation. Although a significant majority of our NEOs’ compensation is tied to Company performance, the Compensation Committee has no pre-determined mix or allocation among the various elements. The following chart illustrates the targeted allocation of the principal compensation components for our NEOs

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COMPENSATION DISCUSSION AND ANALYSIS
in 2025. The percentages reflect the NEOs’ 2025 salaries and target annual cash incentive compensation, as well as the grant date fair values of both service-based RSUs and the target number of performance-based RSUs granted in 2025.
Mix of Principal Compensation Components
TOTAL PAY MIX AS A PERCENTAGE OF BASE SALARY AT TARGET RESULTS
HOW WE MAKE DECISIONS REGARDING EXECUTIVE COMPENSATION
Compensation Committee and Independent Directors
The Compensation Committee, which is composed entirely of independent directors, oversees our executive compensation program. NEO compensation is subject to final approval by the independent directors of the Board upon recommendation of the Compensation Committee.
Each year, the independent directors of the Board review and evaluate the CEO’s performance. The Compensation Committee and the independent directors of the Board incorporate the CEO’s performance review — along with other data including the Company’s financial results, achievement of the Company’s goals and objectives in the past year and the proposed objectives for the coming year — into their analysis of the CEO’s total compensation and their consideration of the appropriate mix and structure of the elements of the CEO’s total compensation.
At the request of the independent directors, our CEO annually provides a review and evaluation of each of the executive officers, including the NEOs (other than the CEO), identifying accomplishments in the past year, achievement of objectives and results, executive development and proposed objectives for the coming year. The Compensation Committee incorporates the CEO’s reviews of the other NEOs, along with other data including the Company’s financial results and other achievements, into its analysis of the other NEOs’ total compensation and its consideration of the appropriate mix and structure of the elements of the other NEOs’ total compensation.
The Compensation Committee also reviews data provided by its independent compensation consultant, Pay Governance, as well as the appropriate mix and structure of the various elements of total compensation, in determining the total compensation of the CEO and the other NEOs. The Compensation Committee analyzes the proposed total direct compensation package (or the total of base salary, annual cash incentive and long-term incentives) before making any recommendations regarding individual elements of NEO compensation. The Compensation Committee formulates preliminary recommendations on the amount and type of compensation to be paid to the CEO and the other NEOs. The Compensation Committee then discusses with the CEO its preliminary recommendations with respect to the NEOs (other than the CEO) and presents its final recommendations to the independent directors of the Board in executive session. The independent directors of the Board make the final determination of and approve the compensation paid to the CEO and the other NEOs.
To ensure that the NEOs and our other executive officers are compensated in a manner consistent with our strategy, competitive market practices, sound corporate governance principles and stockholder interests, the Compensation

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COMPENSATION DISCUSSION AND ANALYSIS
Committee regularly evaluates our executive compensation program. When doing so, the Compensation Committee considers the needs of the business, peer practices, external trends, and the results of our annual say-on-pay vote. The Compensation Committee also seeks advice from its independent compensation consultant as well as input from executive management.
Independent Compensation Consultant
The Compensation Committee annually engages an independent compensation consultant to assist it in connection with the review and evaluation of the total compensation package provided to the NEOs and the individual elements thereof. In 2025, the Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Compensation Committee and neither it nor any of its affiliates provided any services to the Company, other than the services to the Compensation Committee with respect to executive compensation and the Nominating and Governance Committee with respect to reviews of our director compensation, which the Board believes does not interfere with the independence of the consultant. The Compensation Committee conducted an assessment of Pay Governance’s independence, taking into account the factors specified in the NYSE listing standards as well as information provided by Pay Governance, and based on that assessment, determined that Pay Governance is independent.
Compensation Committee Review of Executive Compensation Peer Group and Other Data
The Compensation Committee considers information from a variety of sources when making decisions regarding NEO compensation. The Compensation Committee analyzes both the individual elements and the total compensation package for each NEO, as well as the relationship of those packages among the NEOs.
Together with its independent compensation consultant, the Compensation Committee reviews our financial statements and compares our financial results with those of both our executive compensation peer group and our industry peer group, as well as other factors specifically impacting the metals industry, and compares compensation information for our NEOs with that available for comparable executives. In determining each executive’s total compensation package, the Compensation Committee considers both qualitative and quantitative criteria, as well as the CEO’s recommendations and performance evaluations, and historical compensation records of the Company. Although a significant majority of compensation is tied to Company performance, the Compensation Committee has no pre-determined mix or allocation among the various elements of compensation.
The Compensation Committee annually reviews and, as appropriate, revises the executive compensation peer group in an effort to assure the group continues to reflect any changes in the Company’s business, strategy, and size as measured by revenue, stock market capitalization, and other factors. The Compensation Committee also considers additional factors such as the Company’s stock performance as compared with standard indices, such as the S&P 500, as well as our industry peer group. The Compensation Committee reviews the issued and outstanding but unvested equity awards and common stock actually held by each NEO and recognizes that the NEOs are directly impacted by the Company’s stock price and, accordingly, their interest in the Company’s performance and the impact it has on the market value of the Company’s stock is closely aligned with that of the Company’s stockholders.
The combination of these analyses helps the Compensation Committee assess how our NEOs are compensated compared to their peers—in terms of individual components and total compensation, the reasonableness of the Company’s incentive plan objectives, the alignment of pay and performance, the potential need for recalibration of the Company’s pay and incentive goals, and the actual elements of NEO compensation.
Executive Compensation Peer Group
There are no public companies in the metals service center industry that are closely comparable to the Company in terms of size, stock market capitalization, complexity and financial performance. Accordingly, in considering executive compensation for 2025, as in prior years, the Compensation Committee and the independent compensation consultant used the executive compensation peer group set forth below.
The Compensation Committee, with input from executive management and the independent compensation consultant, annually reviews specific criteria and recommendations regarding companies to add or remove from the peer group to ensure that the companies in the peer group remain relevant and provide meaningful compensation comparisons. The

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee strives to maintain consistency in the peer group from year-to-year and only makes changes when appropriate in consultation with Pay Governance and executive management.
The executive compensation peer group includes companies in the metals processing and distribution industry as well as industrial and manufacturing companies of comparable size in terms of revenues and/or stock market capitalization and complexity. The executive compensation peer group has been constructed, in part, such that the Company’s revenues, stock market capitalization, enterprise value and invested capital generally approximate the median of the executive compensation peer group companies. However, the industrial and manufacturing companies in this peer group are not impacted at all, or are affected to a lesser degree than Reliance, by fluctuations in metals pricing. The executive compensation peer group for 2025 compensation purposes did not change from 2024 and consisted of the following companies:
• AGCO Corporation	• Dover Corporation	• Parker-Hannifin Corporation
• Alcoa Corporation	• Eaton Corporation plc	• Steel Dynamics, Inc.
• Ball Corporation	• Genuine Parts Company	• United States Steel Corporation
• Cleveland-Cliffs Inc.	• Illinois Tool Works Inc.	• W.W. Grainger, Inc.
• Commercial Metals Company	• LKQ Corporation	• WESCO International, Inc.
• Crown Holdings, Inc.	• Nucor Corporation	• Westinghouse Air Brake Technologies Corporation
• Cummins Inc.	• PACCAR Inc.
Analysis of 2025 Company and Executive Compensation Peer Group Compensation
In 2025, the Compensation Committee reviewed the Company’s financial statements and stock performance in comparison to the executive compensation peer group’s most currently available financial and stock market data. Consistent with the Company’s pay-for-performance philosophy, the Compensation Committee also considered the total direct compensation (base salary, annual cash incentive award and equity awards) and retirement plan benefits of the NEOs as compared to comparable officers in the executive compensation peer group.
Compared to the executive compensation peer group (based on each peer group member’s most recently released annual financial statements):
•
the Company ranked at the 38th percentile for revenues in 2025;

•
the Company’s Pretax Income Margin ranked at the 33rd percentile in 2025; and

•
the Company’s return on total assets ranked at the 65th percentile in 2025 and 81st percentile for the five-year period ended December 31, 2025.

Based on information provided by the independent compensation consultant, the Compensation Committee determined that in 2025 the target total direct compensation of: (i) our CEO and CFO fell between the 25th and 50th percentile of the comparable officers in our executive compensation peer group; and (ii) the target total direct compensation of our other NEOs fell between the 50th and 75th percentile.
Internal Pay Equity
The Compensation Committee broadly considers internal pay equity when setting compensation levels for our executives in order to foster a team culture among the executive officers. Our executive compensation program uses the same compensation components for all of our NEOs, with a few exceptions.
In 2024, 2025 and 2026, 80% of the CEO, CFO and COO target equity awards are performance-based and 70% of the other NEO’s target equity awards are performance-based. Our annual cash incentive award program provides all NEOs the same target annual cash incentive award opportunity of 150% of their respective base salary based on identical performance objectives.
PRINCIPAL COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Base Salary
The base salary payable to each of our NEOs is the minimum compensation that such executive receives in any year. Base salaries reflect the individual skills, experience and roles and responsibilities of the NEO within the Company.

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COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee reviews NEO salaries annually and makes adjustments to reflect merit, promotion or change in role and changes in market salaries for similar positions.
In February 2025, after a review of the base salaries of comparable officers at companies in our executive compensation peer group and in consultation with the independent compensation consultant, the Compensation Committee recommended, and the independent directors of the Board approved, base salary increases for the NEOs of approximately 2% effective January 1, 2025 (pro-rated to reset annual increase date to January 1 from July 1).
These base salary increases were effective as of January 1, 2025. Consistent with our historical pay practices, even after these adjustments, the base salaries of our NEOs continued to remain at or below the median results of comparable officers in our executive compensation peer group.
We do not have employment agreements with any of our executive officers. No executive officer has a minimum base salary or guaranteed salary increase.
Annual Cash Incentive Awards
As described above in “Relationship Between Pay and Performance — Annual Cash Incentive Award Plan,” in 2025, the Compensation Committee employed Pretax Income Margin and Tons Sold Growth as the metrics for measuring the Company’s financial performance under the annual cash incentive plan.
In concert with the Company’s compensation philosophy of overweighting performance-based pay, our NEOs have annual cash incentive opportunities that may result in higher cash payments than those for comparable officers within our executive compensation peer group, but such awards are only payable if the Company meets demanding objectives.
Compared to their respective counterparts in our executive compensation peer group, this structure currently results in total target cash compensation between the 25th percentile and 50th percentile for our CEO, between the 50th percentile and 75th percentile for our CFO and COO, and near the top quartile for our other NEO.
Each NEO had a 2025 target annual cash incentive award of 150% of their respective base salary. In 2025, 80% of any award earned under the annual cash incentive plan was based on Pretax Income Margin and 20% of any award earned was based on Tons Sold Growth.
The target annual cash incentive opportunities compared to similar executives of companies in our executive compensation peer group approximate the 25th percentile for our CEO and the top quartile for our other NEOs.
The Pretax Income Margin portion of the 2025 annual cash incentive plan opportunity was established by the Compensation Committee on a sliding scale, ranging from zero for results below the 5% Pretax Income Margin threshold, 20% of base salary for results at the 5% Pretax Income Margin threshold, a target of 120% of base salary for results at 7.5% Pretax Income Margin and up to a maximum of 240% of base salary for results at Pretax Income Margin of 10% or higher. If the Company achieved a Pretax Income Margin between 5% and 10%, the actual incentive award would be determined using straight-line interpolation within the applicable payout range (threshold to target or target to maximum).
In addition to Pretax Income Margin, the Compensation Committee set a portion of the 2025 target annual cash incentive award to be earned based upon Tons Sold Growth at 30% of base salary, which amount would be earned if growth in tons sold exceeded the MSCI Benchmark by 1%. The maximum award of 60% of base salary would be earned if growth in tons sold exceeded the MSCI Benchmark by 2%. No payment under the Tons Sold Growth metric would be made if tons sold decline year-over-year or fail to exceed the MSCI Benchmark. The actual incentive award is determined by straight-line interpolation within the applicable payout range (threshold to target or target to maximum).
When analyzing the actual and potential payouts under the Company’s annual cash incentive plan, especially its maximum incentive awards and resulting cash compensation levels, the Committee found the plan supported its pay-for-performance principles in 2025.
Long-Term Equity Incentive Compensation
The Compensation Committee recommends grants of annual discretionary equity awards for the NEOs, but the independent directors of the Board approve all such grants. The Compensation Committee considers executive compensation peer group data from the independent compensation consultant as well as the recommendations of our CEO with respect to any grants of equity awards to the NEOs (other than the CEO) and other corporate officers and key employees.
In making its recommendations to the independent directors, the Compensation Committee considers the position of the NEO, his or her importance to the Company’s results and operations, his or her individual performance and contributions,

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COMPENSATION DISCUSSION AND ANALYSIS
the equity awards previously granted to that individual, the terms and market value of the equity grant, the total value of the equity grant and the relative number of such recommended grants among the various individuals then under consideration for grants, as well as the potential dilution and the related expense as a percentage of pretax income. The Committee also considers market data for executives in comparable positions within our executive compensation peer group.
In 2025, 80% of the target equity awards issued to each of our CEO, CFO and COO were performance-based and 70% of the other NEO’s target equity awards were performance-based.
The allocation of performance-based and service-based awards is intended to balance performance and retention objectives. In striking an appropriate mix between service- and performance-based equity awards, the Compensation Committee sought to design a program that incentivizes strong performance balanced with the retention value of our long-term equity awards since the Company does not maintain employment agreements with its executive officers. Unvested performance-based equity awards will be forfeited if the Company’s ROA results in the three-year measuring period are below the threshold performance level. All service- and performance-based equity awards will be forfeited if the awardee voluntarily leaves the Company or is terminated for cause. The award agreements provide for prorated vesting if an awardee’s employment terminates (i) due to a qualifying retirement, death or disability or (ii) without cause following a change in control.
ROA for the performance period is calculated as the average annual ROA (operating income for the year (as adjusted for certain non-recurring items) divided by the average total assets for the year) in the three-year measurement period. The actual incentive award is determined by straight-line interpolation within the applicable payout range (threshold to target or target to maximum).
	2024/2025/2026 Awards 3-Year ROA	Awards Vested (%)
Threshold	7%	25%
Target	10%	100%
Maximum	13%	200%
Comparing the grant date fair value of RSU awards granted in 2025 to equity awards granted to comparable officers in our executive compensation peer group, (i) the CEO approximated the 25th percentile, (ii) the CFO fell below the 25th percentile, (iii) the COO fell between the 50th and 75th percentile, and (iv) the other NEO fell between the 25th and 50th percentile.
Results for the performance-based equity awards granted in 2023 were determined in February 2026 and resulted in 196.2% of the target number of awards vesting based on an ROA of 12.81% for the three-year performance period ended December 31, 2025 using straight-line interpolation within the applicable target to maximum payout range.
Each of ROA and Pretax Income Margin provide different insight into the Company’s financial performance. Pretax Income Margin is a measure of how well a company converts revenues into pretax profit while ROA measures how well a company uses its assets to generate profits. The Compensation Committee believes having a combination of these metrics in our incentive structures provides for a balanced approach to measuring financial performance as it ensures the company places equal emphasis on efficiently using its assets and converting more profit per dollar of revenue before taxes.
SERP and Deferred Compensation Plan
SERP. In 1996, the Company adopted the SERP to provide post-retirement benefits to certain of our executive officers and other key employees at that time and also to provide for a pre-retirement death benefit. The SERP was amended and restated effective as of January 1, 2009 at which time it was frozen to new participants. Among other things, the 2009 amendment and restatement reduced the benefit amount to 38% of the average of the participant’s highest five years total cash compensation during the final ten years of employment (down from 50% and including offsets for the value of Company contributions to the Reliance, Inc. Master 401(k) Plan (the “401(k) Plan”) and the Reliance, Inc. Employee Stock Ownership Plan (“ESOP”) as well as social security benefits). Because of her long tenure with the Company, Mrs. Lewis is the only remaining active participant in the SERP.
Deferred Compensation Plan. The Company adopted the Deferred Compensation Plan to provide supplemental retirement benefits to certain key employees as well as to combine and replace certain deferred compensation plans and

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COMPENSATION DISCUSSION AND ANALYSIS
supplemental executive retirement plans that existed at certain companies when we acquired them. The Deferred Compensation Plan does not provide for any minimum or guaranteed rate of return.
The Deferred Compensation Plan was amended and restated effective January 1, 2013 to allow all corporate officers and subsidiary officers to participate. Messrs. Ajemyan, Koch and Smith received Company contributions under the Deferred Compensation Plan in 2025.
The Compensation Committee considers the SERP benefits and any benefits under the Deferred Compensation Plan in its analysis of each of the NEO’s total compensation. In comparing the discretionary Company contribution benefit under the Deferred Compensation Plan to the retirement benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the target benefit values for Messrs. Ajemyan, Koch, and Smith were between the 25th and 50th percentile.
Other Benefits
Perquisites. No perquisites are provided to the Company’s NEOs.
Other Benefits. Other than the SERP and the Deferred Compensation Plan, described above, the NEOs participate in the Company’s standard health, welfare, retirement, and other employee benefit plans, such as the 401(k) Plan and the ESOP, on the same basis as these benefits are generally available to all eligible employees. The ESOP is closed to new enrollment, and the Company is not currently making annual contributions.
ADDITIONAL INFORMATION
No Employment Agreements; Potential Payments Upon Termination or Change in Control
We do not have individual employment agreements that provide change in control or severance benefits to any of our executive officers, including the NEOs. We have been successful in attracting and retaining an experienced and effective management team without the use of such agreements. Most of our executives have been with Reliance for many years and have built their careers at Reliance and/or its subsidiaries. On average, our NEOs have more than 25 years of tenure with Reliance. Generally, if an awardee ceases to be employed by the Company before his or her RSU awards vest, the issued and outstanding awards are forfeited on the date the awardee is terminated. However, the awardee (or their beneficiary) is eligible to receive a prorated payout of his or her award based on the number of days employed during the vesting period if the termination of employment is without cause following a change in control or results from death, disability, or a qualifying retirement. For purposes of a participant’s equity awards, a “qualifying retirement” means a termination of employment (other than for cause) after the participant has attained age 62 and completion of at least 10 consecutive years of service with the Company or a subsidiary. Each of our executive officers, including the NEOs, is subject to a customary confidentiality and trade secrets agreement with the Company.
Executive Severance Policy
In 2025, the independent directors of the Board adopted an Executive Severance Policy (the “Severance Policy”) for employees of the Company who are appointed as officers by the Board (including the NEOs) and certain key employees of the Company’s subsidiaries (the “Covered Employees”). The Severance Policy provides for the payment of severance and other benefits to the Covered Employees in the event of a termination of employment by the Company without cause, as defined in the Severance Policy (a “Qualifying Termination”). In the event of a Qualifying Termination, and subject to the Covered Employees execution of a general release and waiver of claims against the Company, the Severance Policy provides for the following payments to Covered Employees:
•
A lump sum cash payment equal to the product of the Covered Employee’s monthly base salary in effect as of date of termination multiplied by 12 (or, if the Covered Employee has been employed for fewer than 12 months, an amount equal to the monthly base salary multiplied by the number of months employed);

•
A lump sum cash payment equal to: (i) a pro-rata portion of the Covered Employee’s annual bonus for the year in which the Qualifying Termination occurs, based on the Company’s year-to-date performance through the full month prior to the date of termination, plus (ii) an amount equal to 50% of the Covered Employee’s target

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COMPENSATION DISCUSSION AND ANALYSIS
annual bonus (unless the Covered Employee has been employed for less than 12 months, in which case they are not eligible for such payment); and
•
A lump sum payment equal to the cost of up to 12 months of COBRA premiums for the Covered Employee and his or her eligible dependents, if any.

Additionally, if within 24 months of a Covered Employee’s termination of employment, the Company determines, after a good faith investigation, that the Covered Employee engaged in conduct during the term of his or her employment that would have constituted grounds for termination for cause (as defined in the Severance Policy), then the Covered Employee will be required to repay all amounts received under the Severance Policy.
Estimated Benefits Upon Termination or Change in Control
The following table and discussion set forth the estimated incremental value that would have been transferred to each NEO under various scenarios relating to a termination of employment if such termination had occurred on December 31, 2025. The actual amounts that would be paid to any NEO upon termination of employment can only be determined at the time of an actual termination of employment and would vary from those listed below.
	Qualified Retirement ($)	Termination for Cause ($)	Termination Without Cause ($)	Termination Without Cause Following Change-in- Control ($)	Change-in- Control Only ($)	Death ($)	Disability ($)
Karla R. Lewis
Cash severance payment(1)	0	0	2,318,750	2,318,750	0	0	0
Value of accelerating vesting of incentive compensation(2)	8,476,222	0	0	8,476,222	0	8,476,222	8,476,222
Continuation of benefits(3)	0	0	32,307	32,307	0	0	0
Pension and nonqualified compensation benefit(4)	1,204,985	0	1,204,985	1,949,044	0	0	1,204,985
Total	9,681,207	0	3,556,042	12,776,323	0	8,476,222	9,681,207
Arthur Ajemyan
Cash severance payment(1)	0	0	1,268,750	1,268,750	0	0	0
Value of accelerating vesting of incentive compensation(2)	1,883,353	0	0	1,883,353	0	1,883,353	1,883,353
Continuation of benefits(3)	0	0	32,307	32,307	0	0	0
Pension and nonqualified compensation benefit(4)	385,043	0	0	385,043	385,043	385,043	385,043
Total	2,268,396	0	1,301,057	3,569,453	385,043	2,268,396	2,268,396
Stephen P. Koch
Cash severance payment(1)	0	0	1,391,250	1,391,250	0	0	0
Value of accelerating vesting of incentive compensation(2)	4,708,740	0	0	4,708,740	0	4,708,740	4,708,740
Continuation of benefits(3)	0	0	32,307	32,307	0	0	0
Pension and nonqualified compensation benefit(4)	78,528	0	0	78,528	78,528	78,528	78,528
Total	4,787,268	0	1,423,557	6,210,825	78,528	4,787,268	4,787,268
William A. Smith II
Cash severance payment(1)	0	0	1,163,750	1,163,750	0	0	0
Value of accelerating vesting of incentive compensation(2)	1,632,040	0	0	1,632,040	0	1,632,040	1,632,040
Continuation of benefits(3)	0	0	32,307	32,307	0	0	0
Pension and nonqualified compensation benefit(4)	0	0	0	0	0	0	0
Total	1,632,040	0	1,196,057	2,828,097	0	1,632,040	1,632,040

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COMPENSATION DISCUSSION AND ANALYSIS
(1)
Includes a lump sum payment equal to twelve months of monthly base salary and 50% of the target annual bonus for 2025 under the Severance Policy (see page 45).

(2)
Includes the prorated value of the number of unvested RSUs granted in 2024 and 2025 based on Company ROA calculated over a shortened measurement period ended December 31, 2025.

(3)
Includes a lump sum payment equal to the cost of twelve months of COBRA premiums under the Severance Policy (see page 45). Excludes certain benefits generally available to salaried employees, such as certain disability benefits, accrued vacation and distributions under the 401(k) Plan and ESOP.

(4)
Represents the amount of benefit in excess of the present value of accumulated benefits payable on retirement under the SERP or the amount of unvested company contributions under the Deferred Compensation Plan (see page 44).

The annual cash incentive and 2023 performance-based RSU awards do not provide incremental value upon termination or a change in control without termination occurring on December 31, 2025, as the NEO would be fully vested in the 2025 annual cash incentive and the performance-based restricted stock awards granted in 2023, having been employed throughout the entire performance period.
The SERP provides that if a participant is terminated without cause following a change in control or after the participant has attained age 55 and completed 10 years of service, then any unvested rights of a participant to receive certain retirement benefits under the SERP shall become fully vested. There is also a death and disability benefit.
The Deferred Compensation Plan provides that a participant becomes vested in any Company contributions upon the earlier of: (i) the date such participant attains age 55 and has at least five years of service in an eligible role; and (ii) the date such participant attains age 62. The Deferred Compensation Plan provides that the participants receive their vested account balance upon termination and receive their total account balance upon a change in control, death or disability.
The RSU award agreements provide for the following prorated vesting if an awardee’s employment terminates (i) due to a qualifying retirement, death or disability or (ii) without cause following a change in control (also known as a “double trigger”):
•
the service-based RSUs will become vested by prorating the number of such RSUs as if the vesting period ended on the date of the termination, and

•
the performance-based RSUs will become vested only upon the achievement of the relevant performance metric measured over a shortened performance period ending on the most recent quarter-end prior to termination, with the number of shares prorated accordingly.

Stock Ownership Requirements
Our stock ownership policy requires our officers to own shares of our common stock (including unvested service-based RSUs but not unvested/unearned performance-based RSUs) equal to a multiple of their respective base salaries within five years from the date of each officer’s appointment. The calculation includes any shares held indirectly under the 401(k) Plan and ESOP.
The stock ownership guidelines are intended to discourage excessive risk-taking and to reinforce the alignment of interests between our officers and stockholders. The stock ownership requirements applicable to our senior executive officers as well as the total value of common stock held by them are set forth below:
Role	Stock Ownership Requirement	Multiple of Base Salary Held at 3/27/26
CEO	5x base salary	26.9x
COO and CFO	4x base salary	8.2x
Senior Vice Presidents (excluding the CFO)	3x base salary	14.9x
All of the NEOs are in compliance with these stock ownership requirements. See the “Securities Ownership of Certain Beneficial Owners and Management” table below on page 61 for the current stock ownership of our directors and the NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS
Clawback and Recoupment Policy
To further reduce the possibility of excessive risk-taking, and to foster a culture that emphasizes integrity and accountability, the Compensation Committee has adopted a compensation recovery policy pursuant to which the Company must recover erroneously awarded performance-based compensation (generally consisting of the annual cash incentive and performance-based RSUs) from senior officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period).
The policy requires the Company to recover reasonably promptly the amount of incentive compensation received by senior officers that exceeds the incentive compensation that would have been received taking into account the accounting restatement, regardless of whether the restatement is due to any fault or misconduct on the part of the officer. The policy complies with, and will be interpreted and administered in a manner consistent with, all applicable laws and regulations, including without limitation, Section 303A.14 of the NYSE Listed Company Manual and Rule 10D-1 of the Exchange Act.
Hedging and Pledging Policies
Our Insider Trading and Securities Compliance Policy contains provisions restricting the hedging and pledging of Company securities by our directors, officers and certain employees.
Derivatives Trading. Directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy may not purchase or sell options on Reliance common stock or engage in short sales of Reliance common stock.
Hedging Policy. Directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset any change in the value of the Company’s securities held directly or indirectly by such individual, including units granted as a component of compensation or otherwise. None of the Company’s directors or executive officers had any such hedging arrangements in place as of December 31, 2025.
Pledging Policy. Directors, officers and designated insider employees subject to our Insider Trading and Securities Compliance Policy are prohibited from holding securities of the Company in a margin account or pledging such securities as collateral for loans, except for securities pledged as of the effective date of the policy or which have already been pledged at the time an individual becomes a director, officer or designated insider employee. None of the Company’s directors or executive officers had any such pledging arrangements in place as of December 31, 2025.
Policies and Practices Related to the Timing of Option Awards. While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our Company that has not been publicly disclosed. As of December 31, 2025, there were no options outstanding under our Second Amended and Restated 2015 Incentive Plan or our Directors Equity Plan. The independent directors approve all equity awards granted to the executive officers. Approval of the equity awards for the executive officers generally occurs at the Committee’s regularly scheduled quarterly meeting in the first quarter of each year, although on occasion the Committee has approved new-hire, retention, or promotion grants outside of that cycle. It has been our recent practice to grant most of our equity awards in the form of RSUs.
Tax and Accounting Considerations
Under Section 162(m) of the Internal Revenue Code, a publicly held company generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees”, which include the NEOs as well as certain other officers who were covered employees. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), certain “qualified performance-based compensation” was excluded from the $1 million deduction limit. The TCJA eliminated most of the exceptions from the $1 million deduction limit, except for certain grandfathered arrangements in place as of November 2, 2017, when the plan is not modified or where amounts payable under the plan are not subject to discretion.

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COMPENSATION DISCUSSION AND ANALYSIS
As a result, most of the compensation payable to our NEOs (and other covered employees) in excess of $1 million per person in a year will not be fully deductible.
While the Compensation Committee believes that the tax deductibility of compensation is a factor to be considered, the Compensation Committee believes that it is in the best interests of the Company and our stockholders for the Committee to exercise discretion to grant awards even if the award is not deductible for tax purposes. Despite the limits placed on the deductibility of all the stock-based compensation earnings of our corporate officers, the tax benefit realized from our stock-based compensation plans in 2025 was $9.3 million.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors is composed entirely of the independent, non-employee directors listed below.
The Compensation Committee has reviewed the CD&A and has discussed it with senior management. Based on the review and discussions, the Compensation Committee unanimously recommended to the Board of Directors that the CD&A be included in this proxy statement and, to the extent appropriate, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
This report is submitted on behalf of the members of the Compensation Committee.
Karen W. Colonias, Chair Robert A. McEvoy	James K. Kamsickas David W. Seeger

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EXECUTIVE COMPENSATION TABLES
The following table summarizes certain information concerning the compensation that our NEOs earned for the years 2025, 2024 and 2023.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Karla R. Lewis President and Chief Executive Officer	2025	1,325,000	7,653,350	2,072,300	1,889,386	434,353	13,374,389
	2024	1,275,000	7,407,708	2,805,400	1,520,466	467,859	13,476,433
	2023	1,225,000	7,200,503	3,750,000	1,484,294	659,476	14,319,273
Arthur Ajemyan Senior Vice President, Chief Financial Officer	2025	725,000	1,700,479	1,133,900	—	259,173	3,818,552
	2024	692,500	1,645,965	1,532,180	—	229,146	4,099,791
	2023	625,000	1,399,891	2,025,000	—	180,560	4,230,451
Stephen P. Koch Executive Vice President, Chief Operating Officer	2025	795,000	4,251,495	1,243,380	—	285,241	6,575,116
	2024	765,000	4,115,200	1,683,240	—	226,433	6,789,873
	2023	718,750	3,800,059	2,250,000	—	295,236	7,064,045
William A. Smith II Senior Vice President, General Counsel and Corporate Secretary	2025	665,000	1,487,919	1,040,060	—	262,182	3,455,161
	2024	642,500	1,440,436	1,413,490	—	239,981	3,736,407
	2023	622,500	1,399,891	1,890,000	—	303,119	4,215,510

(1)
The amounts in this column reflect the grant date fair value of the RSUs awarded in 2025, 2024 and 2023. The values are calculated in accordance with the Stock Compensation topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (the “Codification”) and pursuant to the Company’s equity compensation plans by multiplying the closing price of the Company’s common stock on the grant date by the number of service-based RSUs and the target number of performance-based RSUs awarded to each NEO. Assumptions used in the calculation of these amounts are included in Note 13 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The grant date fair values of performance-based RSUs granted to each NEO in 2025 at the maximum possible payout are as follows: $13,775,970 for Mrs. Lewis, $7,652,751 for Mr. Koch; $3,060,862 for Mr. Ajemyan; and $2,529,462 for Mr. Smith.

(2)
Represents earned amounts under the Company’s annual cash incentive plan. See “Principal Components of Our Executive Compensation Program-Annual Cash Incentive Awards” on page 43 and “Grants of Plan Based Awards” on page 52.

(3)
The amounts represent the increase, if any, in the present value of the accumulated benefits payable on the retirement of the NEO that participates in the SERP in the year presented; $0 is presented in years the present value declined. These amounts are determined using interest rate and mortality assumptions consistent with those included in Note 13 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The following summarizes the total change in pension value in 2025 due to the change in the discount rate, mortality tables, and other factors:

Name	Change in Pension Value Due to Change in Discount Rate ($)	Change in Pension Value - All Other ($)	Total Change in Pension Value ($)
Karla R. Lewis	435,525	1,453,861	1,889,386

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EXECUTIVE COMPENSATION TABLES
(4)
The 2025 All Other Compensation amounts are composed of the following:

Name	401(k) Plan Match Contributions ($)	Company Contribution to Deferred Compensation Plan ($)	Dividend Equivalents on RSUs ($)	All Other Compensation ($)
Karla R. Lewis	14,400	—	419,953	434,353
Arthur Ajemyan	14,400	103,391	141,382	259,173
Stephen P. Koch	14,400	85,832	185,009	285,241
William A. Smith II	14,400	106,400	141,382	262,182
GRANTS OF PLAN BASED AWARDS
The following table sets forth plan-based awards granted to the NEOs under our annual cash incentive plan and the Second Amended and Restated 2015 Incentive Award Plan during 2025:
Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Grant Date	Estimated Future Payouts Under Equity Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Karla R. Lewis	265,000	1,987,500	3,975,000	2/18/2025	5,113	20,451	40,902		6,122,620
				2/18/2025				5,113	1,530,730
Arthur Ajemyan	145,000	1,087,500	2,175,000	2/18/2025	1,136	4,544	9,088		1,360,383
				2/18/2025				1,136	340,096
Stephen P. Koch	159,000	1,192,500	2,385,000	2/18/2025	2,840	11,361	22,722		3,401,256
				2/18/2025				2,840	850,239
William A. Smith II	133,000	997,500	1,995,000	2/18/2025	870	3,479	6,958		1,041,543
				2/18/2025				1,491	446,376

(1)
Reflects the threshold, target and maximum payout amounts of non-equity incentive plan awards that were in effect for 2025 under the annual cash incentive plan. The award amount is determined as a percentage of the NEO’s year-end base salary, with the percentage based upon the threshold, target and maximum targets. See “Relationship Between Pay and Performance” on page 33 for further details of our annual cash incentive plan. These columns do not reflect the actual amounts paid, but only provide an example of how the awards would be calculated under the plan if the specified levels of Pretax Income Margin and Tons Sold Growth were achieved.

(2)
Reflects the threshold, target and maximum number of shares of common stock of the Company for the performance-based RSUs granted in February 2025 that will vest on December 31, 2027 if the Company achieves an ROA result at or above 7% over the three-year performance measurement period.

(3)
Represents the number of service-based RSUs awarded to each NEO in February 2025 that will vest on December 1, 2027 if the NEO continues to be employed by the Company on such date.

(4)
Reflects the grant date fair value of the service-based RSUs and the target number of performance-based RSUs awarded to each NEO. Assumptions used in the calculation of these amounts are included in Note 13 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

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EXECUTIVE COMPENSATION TABLES
OPTION EXERCISES AND STOCK VESTING
The following table sets forth information for the NEOs regarding (i) service-based RSUs granted in 2023 that vested and settled on December 1, 2025, and (ii) performance-based RSUs granted in 2022, for which performance was determined and the awards settled in February 2025:
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Karla R. Lewis	36,945	10,996,374
Arthur Ajemyan	12,601	3,769,113
Stephen P. Koch	16,176	4,803,292
William A. Smith II	12,601	3,769,113

(1)
The amounts are based on the closing price of the Company’s common stock when the awards are settled. The performance-based equity awards granted in 2022 vested on December 31, 2024 at the maximum performance level based on ROA results, resulting in total performance shares earned by our NEOs at 200% of the target.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth stock awards held by the NEOs at December 31, 2025:
	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Service-based RSU awards		Performance-based RSU awards
Karla R. Lewis	10,238	2,957,451	128,378	37,084,553
Arthur Ajemyan	2,275	657,179	27,234	7,867,086
Stephen P. Koch	5,687	1,642,804	70,026	20,228,411
William A. Smith II	2,986	862,566	22,970	6,635,344

(1)
ROA for the three-year performance period ended December 31, 2025 exceeded target; accordingly, all performance-based awards are reported at maximum levels in accordance with SEC rules.

(2)
The value is based on a price per RSU of $288.87, the closing price of the Company’s common stock on December 31, 2025.

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EXECUTIVE COMPENSATION TABLES
(3)
The table below presents the vesting schedule for unvested and vested but unsettled RSU awards (performance-based RSUs are presented at maximum levels in accordance with SEC rules):

Name	Grant Date	Vesting Schedule for Unvested and Vested but Unsettled RSUs
		Service-based vesting on December 1,		Performance-based vesting on December 31,
		2026	2027	2025	2026	2027
Karla R. Lewis	2/17/2023	—	—	46,474	—	—
	2/13/2024	5,125	—	—	41,002	—
	2/18/2025	—	5,113	—	—	40,902
Arthur Ajemyan	2/17/2023	—	—	9,036	—	—
	2/13/2024	1,139	—	—	9,110	—
	2/18/2025	—	1,136	—	—	9,088
Stephen P. Koch	2/17/2023	—	—	24,526	—	—
	2/13/2024	2,847	—	—	22,778	—
	2/18/2025	—	2,840	—	—	22,722
William A. Smith II	2/17/2023	—	—	9,036	—	—
	2/13/2024	1,495	—	—	6,976	—
	2/18/2025	—	1,491	—	—	6,958
PENSION BENEFITS
The estimated present value of accumulated benefits payable by the SERP at the normal retirement age of 65 for the executive officer named below, determined using interest rate and mortality assumptions consistent with those included in Note 13 in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, is as follows:
Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During 2025 ($)
Karla R. Lewis	Supplemental Executive Retirement Plan	34	13,253,531	—

(1)
Messrs. Ajemyan, Koch and Smith are not participants in the SERP.

The Deferred Compensation Plan was adopted in December 2008 and is administered by the Compensation Committee. NEOs who participate in the SERP do not receive contributions from the Company under the Deferred Compensation Plan.
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in 2025 ($)	Company Contributions in 2025 ($)(1)	Aggregate Gain in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/25 ($)(2)
Arthur Ajemyan	229,784	103,391	282,527	—	2,298,620
Stephen P. Koch	—	85,832	104,972	—	2,472,509
William A. Smith II	—	106,400	238,531	—	1,623,189

(1)
The 2025 contributions for Messrs. Koch and Smith were 100% vested when contributed to the plan in February 2026 based on their age and years of service. The 2025 contribution for Mr. Ajemyan vests in 2030. All of the 2025 Company contributions were included in “All Other Compensation” in the Summary Compensation Table on page 51.

(2)
Of the amounts in this column, $279,513 for Mr. Ajemyan, $1,178,911 for Mr. Koch and $398,500 for Mr. Smith were included in the Summary Compensation Table for previous years.

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EXECUTIVE COMPENSATION TABLES
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025 regarding shares outstanding and available for issuance under our Second Amended and Restated 2015 Incentive Award Plan and our Directors Equity Plan:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by our stockholders(1)	—	—	1,248,825
Equity compensation plans not approved by our stockholders	—	—	—
Total	—	—	1,248,825

(1)
Includes 1,161,211 shares available for issuance under our Second Amended and Restated 2015 Incentive Award Plan and 87,614 shares available for issuance under our Directors Equity Plan.

PAY RATIO DISCLOSURE
Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it very difficult to compare pay ratios with other companies, including those within our industry.
We identified the median employee from the Company’s employee population as of December 31, 2025. After excluding employees under the “de minimis exemption” (as described below), the Company’s employee population consisted of 15,070 employees located in the U.S., Canada, Mexico and the United Kingdom. For purposes of identifying the median employee, the Company was permitted to exclude up to 5% of its total employees who are non-U.S. employees. The Company relied on this exemption to exclude the employee populations of the following jurisdictions, which collectively accounted for less than 5% of the Company’s total employee population of 15,742 as of December 31, 2025: Belgium (49); France (69); India (2); Malaysia (61); People’s Republic of China (303); Singapore (44); South Korea (121); and the United Arab Emirates (23).
In identifying our median employee, we calculated the annual total compensation of each employee for the 12-month period that ended on December 31, 2025. Annual total compensation for these purposes included base salary, overtime wages, bonus, commissions, incentives and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal payroll records. Specifically excluded from the annual compensation measure in identifying the median employee were retirement benefits and stock-based compensation. The compensation for full-time employees who were not employed by us for the entire 12-month period was annualized to reflect compensation for the entire 12-month period.
The 2025 annual total compensation for our median employee was $74,489. The 2025 compensation for our CEO as reflected in the Summary Compensation Table is $13,374,389, which includes $9,977,089, or approximately 75%, of compensation related to retirement benefits and stock-based compensation, in aggregate. The ratio of our CEO’s compensation as reflected in the Summary Compensation Table to our median employee’s annual compensation for fiscal year 2025 is approximately 180 to 1.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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EXECUTIVE COMPENSATION TABLES
PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information concerning pay versus performance. The following table sets forth information concerning compensation actually paid (“CAP”) to our Principal Executive Officer (PEO or referred to herein as CEO) and other NEOs, our total stockholder return (“TSR”) compared to a peer group, and our financial performance for each of the fiscal years ending December 31, 2025, 2024, 2023, 2022, and 2021:
Year	Summary Compensation Table Total for CEO(1)(2) ($)	CAP to CEO(1)(3) ($)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers(1)(2) ($)	Average CAP to Non-CEO Named Executive Officers(1)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income(5) ($ in millions)	Annual ROA(6)
					Total Stockholder Return(4) ($)	Peer Group Total Stockholder Return(4) ($)
2025	13,374,389	15,625,213	4,616,276	5,796,271	261.7	215.0	741.6	10.15%
2024	13,476,433	16,820,934	4,875,357	6,250,925	239.9	176.6	878.0	11.57%
2023	14,319,273	23,779,336	4,933,840	8,260,700	245.6	232.7	1,340.1	16.70%
2022	14,944,260	31,322,752	5,094,388	9,370,352	175.1	140.9	1,844.2	25.32%
2021	14,245,016	47,236,660	5,032,109	11,357,546	137.8	141.1	1,417.4	22.24%

(1)
In 2023, 2024 and 2025, the CEO was Karla R. Lewis; in 2021 and 2022, the CEO was James D. Hoffman. The individuals comprising the non-CEO NEOs for each year are presented below:

2025	2024	2023	2022	2021
Stephen P. Koch	Stephen P. Koch	Stephen P. Koch	Karla R. Lewis	Karla R. Lewis
Arthur Ajemyan	Arthur Ajemyan	Arthur Ajemyan	Stephen P. Koch	Stephen P. Koch
William A. Smith II	William A. Smith II	Jeffery W. Durham	Arthur Ajemyan	Arthur Ajemyan
		William A. Smith II	William A. Smith II	William A. Smith II
William K. Sales, Jr.
Michael P. Shanley

(2)
For each year presented, reflects the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 51 with respect to our CEO and the average (mean) of the “Total” compensation for the non-CEO NEOs set forth above for the years presented. See the footnotes to the SCT for further details of the amounts in this column.

(3)
Compensation actually paid, or “CAP”, is computed in accordance with Item 402(v) of Regulation S-K. The tables below present the adjustments made to the respective amounts set forth in the SCT for 2025, determined in accordance with SEC rules.

CEO 2025 ($)
Total Compensation as reported in Summary Compensation Table (SCT)	13,374,389
Less: Grant date fair value of equity awards granted during the year included in SCT	(7,653,350)
Plus: Year-end fair value of equity awards granted in the year that remain unvested as of the last day of the year(a)	10,238,131
Plus: Change in fair value from last day of prior year to last day of year of unvested equity awards(a)	306,641
Plus: Change in fair value from last day of prior year to vesting date of unvested equity awards that vested during year(a)	866,412
Less: Change in Pension Value reported in SCT	(1,889,386)
Plus: Pension value service cost(b)	382,376
Compensation actually paid	15,625,213

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EXECUTIVE COMPENSATION TABLES
NON-CEO (AVERAGE) 2025 ($)
Total Compensation as reported in Summary Compensation Table (SCT)	4,616,276
Less: Grant date fair value of equity awards granted during the year included in SCT	(2,479,964)
Plus: Year-end fair value of equity awards granted in the year that remain unvested as of the last day of the year(a)	3,294,370
Plus: Change in fair value from last day of prior year to last day of year of unvested equity awards(a)	100,803
Plus: Change in fair value from last day of prior year to vesting date of unvested equity awards that vested during year(a)	264,786
Less: Change in Pension Value reported in SCT	—
Plus: Pension value service cost(b)	—
Compensation actually paid	5,796,271

(a)
Fair value of equity awards is calculated in accordance with the Codification Topic 718, Compensation — Stock Compensation. The fair value of unvested service-based RSUs, as well as the fair value of all RSUs upon vesting, is based upon the closing sales price for a share of Reliance common stock on the NYSE for the applicable date of measurement. The fair value of unvested performance-based RSUs is based upon the probable outcome of the applicable performance conditions at the time of measurement.

(b)
Service cost is calculated as the actuarial present value of benefits attributed to services rendered by the executive during the applicable fiscal year under the SERP, using the same methodology used in the Company’s GAAP financial statements included in its Annual Reports on Form 10-K.

(4)
Reflects the cumulative total stockholder return of the Company and an industry peer group consisting of publicly-traded metals service center companies (the “industry peer group”), which is the same industry peer group included in the stock performance graph furnished with our Annual Reports on Form 10-K, for the year ended December 31, 2021, the two-years ended December 31, 2022, the three years ended December 31, 2023, the four years ended December 31, 2024 and the five years ended December 31, 2025, assuming a $100 investment at the closing price on December 31, 2020 and the reinvestment of all dividends. The cumulative total stockholder return reflects market prices at the end of each year and the reinvestment of dividends. Because no widely recognized industry index exists for metals service center companies, Reliance constructed the industry peer group. The industry peer group consists of Olympic Steel Inc., Ryerson Holding Corporation, Worthington Enterprises, Inc., and Russel Metals Inc. Peer group returns are weighted by market capitalization. In December 2023, Worthington Industries, Inc. separated into Worthington Enterprises, Inc. and Worthington Steel, Inc.; only Worthington Enterprises, Inc. is reflected in the peer group returns.

(5)
Reflects the “Net Income” caption in the consolidated statements of income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31.

(6)
Annual ROA (operating income divided by average total assets for the year) is a non-GAAP financial measure calculated in accordance with our performance-based RSU awards and excludes various non-recurring charges and credits. Please refer to page 31 of this proxy statement for a reconciliation of operating income, excluding various non-recurring charges and credits, to the “operating income” caption in the consolidated statements of income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2024 and 2025.

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EXECUTIVE COMPENSATION TABLES
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE
The graphs presented below present the relationship during 2021-2025 of CAP for our CEO and the average CAP of our non-CEO NEOs to: (1) our cumulative TSR and the cumulative TSR of the constituent companies in our industry peer group; (2) net income; and (3) the Company’s annual ROA.
CAP VS. RS AND INDUSTRY PEER GROUP TSR
CAP VS. NET INCOME

CAP VS. ANNUAL ROA
*
Reliance’s profitability measures during the periods presented were significantly impacted by changes in metals pricing. Year-over-year changes in average selling price per ton sold: increased 54.3% in 2021; increased 18.5% in 2022; decreased 16.4% in 2023; decreased 10.4% in 2024; and decreased 2.6% in 2025.

A significant portion of our executive compensation program is comprised of performance-based equity awards (see page 43), which were expected to be settled between 100% and 200% of target for the outstanding performance-based RSUs during each of the years of 2021-2025. Our executive compensation program is aligned with our business strategy and with creating long-term stockholder value by paying for performance, with a significant portion of NEOs’ pay subject to risk and performance. Reflecting our strong pay-for-performance compensation philosophy, our strong results delivered to stockholders generally translated into above-target payouts of equity awards.
CAP, as required under SEC rules, reflects changes in fair value to unvested and vested equity awards that generally fluctuates from year to year due to the number of RSUs vested during the year, year-end stock prices and changes in the estimated number of common shares that are expected to settle performance-based RSU units based on the probable achievement of performance goals. Unvested awards remain subject to significant risk from forfeiture conditions and future declines in value based on changes in our stock price. The presented CAP amounts are presented under calculations required by SEC rules, which do not reflect the actual compensation realized by our NEOs. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards vest and are settled.

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EXECUTIVE COMPENSATION TABLES
FINANCIAL PERFORMANCE MEASURES
The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. These measures are unranked. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section.
Significant Financial Performance Measures
Annual ROA
Gross Profit and Margin
Pretax Income and Margin
Tons Sold Growth

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DIRECTOR COMPENSATION
The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality independent directors. We compensate each independent director with an annual retainer as well as an annual grant of stock awards. We do not pay additional fees for attendance at Board meetings, committee meetings, and meetings of the independent directors. We pay additional amounts to the chairs of the standing committees of the Board and the non-executive Chair of the Board. Directors who are employees of the Company (currently, only Mrs. Lewis) receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with Board meetings, committee meetings, and meetings of the independent directors.
In 2025, each non-employee director was paid an annual cash retainer of $140,000 and received an award of 567 shares of stock (approximately $170,000 grant date fair value) which are not subject to vesting criteria. In addition, the Company paid the Audit Committee Chair an annual retainer of $25,000; the Compensation Committee Chair an annual retainer of $20,000; and the Nominating and Governance Committee Chair an annual retainer of $20,000. The Company’s non-executive Chair of the Board also received an annual retainer of $175,000. All cash payments to directors in 2025 were paid in equal quarterly installments.
The Nominating and Governance Committee reviews the competitiveness of director compensation every other year, including the appropriateness of the form, mix and amount of director compensation, and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.
DIRECTOR COMPENSATION TABLE
The following table sets forth certain information regarding fees paid and the Company expense for equity awards issued to Directors under the Directors Equity Plan during 2025.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lisa L. Baldwin	140,000	169,975	309,975
Karen W. Colonias	160,000	169,975	329,975
Frank J. Dellaquila	165,000	169,975	334,975
Mark V. Kaminski(2)	70,000	—	70,000
James K. Kamsickas	140,000	169,975	309,975
Robert A. McEvoy	140,000	169,975	309,975
David W. Seeger	160,000	169,975	329,975
Douglas W. Stotlar	315,000	169,975	484,975
John G. Sznewajs(3)	35,000	—	35,000

(1)
The amounts in this column reflect a $299.78 grant date fair value per share, determined based on the closing price of the Company’s common stock on the date of the grant. Assumptions used in the calculation of these amounts are included in Note 13 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. The stock awards were granted to independent directors on May 21, 2025 and fully vested on the grant date.

(2)
Mr. Kaminski retired from the Board effective as of the 2025 Annual Meeting.

(3)
Mr. Sznewajs became a director in the fourth quarter of 2025.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 27, 2026, with respect to the beneficial ownership of our common stock by (i) persons or groups known to Reliance to be beneficial owners of more than five percent (5%) of Reliance’s common stock, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:
Names and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Outstanding Shares Owned
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,975,859(3)	13.65%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,284,722(4)	12.30%
State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	2,717,304(5)	5.32%
Arthur Ajemyan	19,398(6)	*
Lisa L. Baldwin	4,659	*
Karen W. Colonias	9,314(7)	*
Frank J. Dellaquila	2,455	*
James K. Kamsickas	567	*
Stephen P. Koch	10,219(8)	*
Karla R. Lewis	104,215(9)	*
Robert A. McEvoy	24,024(10)	*
David W. Seeger	2,455	*
William A. Smith II	17,854(11)	*
Douglas W. Stotlar	9,314(12)	*
John G. Sznewajs	—	*
All directors and executive officers as a group (12 persons)	204,474(13)	*

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is 735 N. 19th Avenue, Phoenix, AZ 85009.

(2)
Reliance has been advised that the named stockholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

(3)
The Vanguard Group filed an amended Schedule 13G on February 13, 2024 in which it identifies itself as an investment advisor having shared voting power over 34,859 shares, shared dispositive power over 82,437 shares and sole dispositive power over 6,893,422 shares.

(4)
BlackRock, Inc. filed an amended Schedule 13G on January 24, 2024 in which it identifies itself as a parent holding company, with sole voting power over 5,862,212 shares and sole dispositive power over 6,284,722 shares.

(5)
State Street Corporation filed a Schedule 13G on February 9, 2026 in which it identifies itself as a parent holding company, with shared voting power over 2,284,807 shares and shared dispositive power over 2,715,764 shares.

(6)
Excludes 3,536 unvested service-based RSUs.

(7)
Includes 567 shares owned by Ms. Colonias and 8,747 shares held by Ms. Colonias as trustee of the Colonias Family Trust.

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(8)
Excludes 8,209 unvested service-based RSUs.

(9)
Excludes 14,777 unvested service-based RSUs.

(10)
Includes 22,814 shares owned by Mr. McEvoy and 1,210 shares held by his adult children in accounts over which he may exercise control. Mr. McEvoy disclaims beneficial ownership of the 1,210 shares held by his children.

(11)
Excludes 4,310 unvested service-based RSUs.

(12)
All shares are held by Kivi Talo Holdings LLC of which Mr. Stotlar is the sole member.

(13)
See notes 6 through 12.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PRINCIPLES OF CORPORATE GOVERNANCE
The Board of Directors has adopted Principles of Corporate Governance outlining the responsibilities of the Board. These Principles of Corporate Governance are posted on the Company’s website at https://investor.reliance.com/corporate-governance-documents and are available in print to any stockholder who requests a copy from our Corporate Secretary at the address shown on the first page of this proxy statement. The Board’s primary role is to represent the interests of the Company’s stockholders in strategic and material decisions of the Company. Among the most important responsibilities are the determination of corporate policies, the identification and nomination of qualified independent directors, the selection and evaluation of the Chief Executive Officer, the ongoing review of the senior management team, planning for management succession and the determination of executive compensation. The Board also provides advice and guidance to management on a broad range of strategic decisions, including the review and approval of each significant acquisition and the annual capital expenditure budget, and annually reviews and approves management’s succession plan. In addition, the Board reviews management’s safety metrics and record.
SIZE AND COMPOSITION OF BOARD
The Board of Directors presently consists of nine directors, eight of whom are independent. All directors are elected to serve a one-year term. The Board has adopted a policy that directors may not stand for re-election after reaching age 75, but may complete his or her then current term.
ATTENDANCE AT MEETINGS
Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves, and are encouraged to attend the Company’s Annual Meeting. In addition, the Board will annually tour one or more of the Company’s facilities and meet with local management of those facilities, as well as hold a strategic planning session. The Board of Directors met nine times in 2025, including virtual meetings. All current directors attended at least 95% of the Board and committee meetings in 2025. Six of our eight directors then serving on the Board attended the virtual Annual Meeting held in May 2025.
COMMUNICATING WITH THE BOARD
Stockholders or other interested parties may communicate with members of the Board of Directors individually or with the Board of Directors as a whole by sending a letter to the appropriate director or the Board in care of the Corporate Secretary of Reliance at the Company’s corporate headquarters address appearing at the top of the first page of this proxy statement. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items, will be forwarded. Non-urgent items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to the “Board of Directors”, “Outside Directors”, “Independent Directors”, or “Non-Employee Directors” will be forwarded or delivered to the non-executive Chair.
PROXY ACCESS
The Company’s proxy access bylaw provision permits a stockholder, or a group of up to 20 stockholders, owning at least three percent (3%) of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy statement director nominees for up to the greater of two directors or 25% of the number of directors then serving on the Board, subject to the terms and conditions specified in the Company’s Bylaws. We did not receive any director nominations under our proxy access bylaw for the Annual Meeting.
CODE OF CONDUCT
Reliance has a Code of Conduct, which includes a code of ethics, that applies to all directors, executive officers and employees, including the President and Chief Executive Officer. Code of Conduct training is assigned to all new

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employees upon hire and to existing employees regularly. The Code of Conduct training includes a certification to confirm that employees are familiar with and agree to abide by the Code of Conduct and that they have reported, pursuant to the provisions of the Code of Conduct, any suspected or potential violations of law or Company policy.
Employees are required to report any conduct that they believe to be an actual or apparent violation of the Company’s policies on business conduct. Retaliation against any employee who seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to address confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.
In addition, the following documents are available on our website at https://investor.reliance.com/corporate-governance-
documents and in print to any stockholder who requests them:
•
Code of Conduct;

•
Anti-Bribery and Anti-Corruption Policy;

•
U.S. Political Activity and Spending Practices Policy;

•
Supplier Code of Conduct;

•
Human Rights Policy; and

•
Environmental, Health, and Safety Policy.

To facilitate the reporting of questionable accounting, internal accounting controls, or auditing matters, the Company has established an anonymous reporting hotline and website through which employees can submit complaints on a confidential and anonymous basis. The hotline and website are provided by an independent third-party and are available worldwide. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline relating to questionable accounting, internal accounting controls, or auditing matters and to take corrective action, if necessary. The Audit Committee is notified of these reports at every quarterly committee meeting, or sooner, if necessary.
In the event Reliance amends or waives any of the provisions of the Code of Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933, as amended, Reliance intends to disclose these actions on its website.
INSIDER TRADING POLICY
The Company has adopted an Insider Trading and Securities Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees, and has implemented processes for the Company, that we believe are designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards. A copy of our Insider Trading and Securities Compliance Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.
BOARD COMMITTEES
The Board of Directors has authorized three standing committees:
•
the Audit Committee;

•
the Compensation Committee; and

•
the Nominating and Governance Committee.

The charters for each of these committees, as well as our Principles of Corporate Governance, are available on our website at https://investor.reliance.com/corporate-governance-documents and are available in print to any stockholder who requests a copy from our Corporate Secretary at the address appearing at the top of the first page of this proxy statement. Each of these committees is composed of only independent directors and regularly reports to the Board as a whole.
Audit Committee. The Audit Committee assists the Board in fulfilling the Board’s oversight responsibilities over Reliance’s financial reporting process and systems of internal controls, monitoring the independence, qualifications and performance

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of Reliance’s independent registered public accounting firm and maintaining open communication between the Board and the independent registered public accounting firm, the internal auditors and financial management. The Audit Committee appoints and oversees the qualifications of the Company’s independent registered public accounting firm. The Audit Committee confers formally with our independent registered public accounting firm, as well as with members of our management, our internal auditors and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Audit Committee annually reviews its Charter.
Each member of the Audit Committee is an independent director as defined in the listing standards for the NYSE and as defined in the standards established by the Securities and Exchange Commission. The Board of Directors has determined that Mr. Dellaquila, the Chair of the Audit Committee, is an audit committee financial expert. Each of the other members of the Audit Committee, Ms. Baldwin, Ms. Colonias, Mr. Kamsickas, and Mr. Sznewajs is financially literate. The Audit Committee regularly reports to the Board of Directors. The Audit Committee engages our independent registered public accounting firm, and the Board of Directors as a whole ratifies such action. The Audit Committee reviews and approves the scope of the audit conducted by the Company’s independent registered public accounting firm and pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews the accounting principles being applied by Reliance in financial reporting and the adequacy of internal controls and financial accounting procedures. The Audit Committee oversees the Company’s internal audit function and approves the compensation of the Director, Internal Audit and makes a recommendation to the Compensation Committee and the Board that they ratify such compensation. Mr. Dellaquila has served as Chair of the Audit Committee since 2021. The Audit Committee met nine times in 2025 and conferred by telephone and email as needed.
Compensation Committee.   The Compensation Committee assists the Board in determining the compensation of the Company’s corporate officers, including the NEOs, recommends to the Board annual and long-term compensation for the Company’s corporate officers, including the NEOs, and prepares an annual report on its activities and determinations for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. See “How We Make Decisions Regarding Executive Compensation” on page 40.
In addition to its role in determining the compensation of corporate officers of Reliance, the Compensation Committee administers our long-term incentive plans, including our Second Amended and Restated 2015 Incentive Award Plan, the SERP, and the Deferred Compensation Plan. The Compensation Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any equity award, to interpret the plans, to propose changes in the compensation policy and to make all other determinations for administering the plans and policies; provided that such determinations relating to corporate officers are subject to the approval of the independent directors of the Board. The Compensation Committee annually reviews its Charter.
Each member of the Compensation Committee is an independent director as defined in the listing standards for the NYSE, including the additional independence criteria applicable to compensation committee members. Ms. Colonias has served as Chair of the Compensation Committee since 2022. The Compensation Committee met six times in 2025 and conferred by telephone and email as needed.
Nominating and Governance Committee.   The primary role of the Nominating and Governance Committee is to represent the interests of our stockholders with respect to the evaluation and composition of our Board of Directors and each of its standing committees. The Nominating and Governance Committee develops and implements policies and processes regarding Board and corporate governance matters, assesses Board membership needs, makes recommendations regarding potential director candidates to the Board, administers the evaluation of Board and Committee performance, encourages director training and makes any recommendations to the full Board as needed to carry out its purpose. The Nominating and Governance Committee also regularly considers issues relating to the retirement, succession and compensation of directors. The Nominating and Governance Committee is also responsible for the oversight and review of the Company’s activities relating to corporate social responsibility and sustainability matters and the external reporting thereof. The Nominating and Governance Committee annually reviews its Charter and the Company’s Principles of Corporate Governance.
Each member of the Nominating and Governance Committee is an independent director as defined in the listing standards for the NYSE. Mr. Seeger has served as the Chair of the Nominating and Governance Committee since January 2025. The Nominating and Governance Committee recommends, and the Board has adopted, the Principles of Corporate Governance posted on our website at https://investor.reliance.com/corporate-governance-documents. The Nominating and Governance Committee met four times in 2025 and conferred by telephone and email as needed.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
NOMINATION OF DIRECTORS
Nominations for the Board of Directors are made by the Nominating and Governance Committee and considered by the Board of Directors acting as a whole. The Nominating and Governance Committee has not adopted a specific policy regarding the consideration of director candidates recommended by stockholders, but seeks candidates by any method the Committee determines to be appropriate, including consideration of director candidates proposed by stockholders. Stockholders may propose director candidates for consideration by the Nominating and Governance Committee by sending a letter addressed to the Chair of the Nominating and Governance Committee in care of the Corporate Secretary of Reliance at the Company’s corporate headquarters address appearing at the top of the first page of this proxy statement. Candidates recommended by stockholders are evaluated by the Nominating and Governance Committee in the same manner as candidates recommended by other parties. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must also provide the Company with the notice and other information required by the universal proxy rules as set forth in our Bylaws.
THE ROLE OF THE BOARD OF DIRECTORS IN RISK ASSESSMENT
The Board of Directors as a whole has the responsibility to oversee risk assessment and regularly receives reports from members of senior management and Chairs of the committees as to any material risk to the Company, including operational, financial, legal, or regulatory risks, succession issues or risks that could adversely impact the Company’s reputation. The Audit Committee has taken the lead role in connection with the oversight of risks associated with or disclosable in the Company’s financial statements and certain regulatory risks. The Audit Committee meets with the Company’s independent registered public accounting firm in executive session (i.e., without management) on a quarterly basis and receives quarterly updates directly from the Company’s Vice President, Enterprise Risk and Director, Internal Audit. The Audit Committee conducts an annual discussion regarding potential risks to the Company from a financial reporting and regulatory standpoint, with input from the Company’s financial management, the Vice President, Enterprise Risk, the internal audit team, in-house counsel and the Company’s independent registered public accounting firm.
In addition, the Audit Committee regularly reviews the Company’s assessment of cybersecurity threats and risks, data security programs and information technology risks, including emerging information technology risks such as those related to artificial intelligence, and potential cybersecurity incidents with management, including the Company’s Chief Information Officer.
To the extent that a risk arises within the purview of our Nominating and Governance Committee or the Compensation Committee, management reports to the applicable committee. The Chair of the appropriate committee then reports to the Board, as a whole, any material risks and the evaluation or mitigation of those risks after any appropriate investigation and discussions with management and any outside counsel or consultant who may be invited to discuss the issue.
In the Board’s executive sessions, the non-executive Chair of the Board regularly holds a general discussion of potential and actual risks. The Chair of the Board conducts the meetings, administers the activities of the Board, and facilitates communication between management and the Board. In addition, the Chair of the Board makes the final determination of the Board’s meeting agendas. The Company’s President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel all regularly attend the meetings of the Board of Directors and its Committees and are available to discuss any material risk with the Board or any Committee. In addition, these officers regularly report to the Board of Directors any material or significant risks of which they become aware. To the extent that the Board desires it, or the risk warrants it, other Company personnel may be asked to prepare and present a report to the Board, and outside counsel or an appropriate consultant may be invited to discuss the issue at a Board meeting. The Company believes that these procedures enable the Board to promptly and adequately assess risks that may have a material impact on the Company and to oversee any mitigation to the extent the Board deems appropriate.
RISKS RELATED TO COMPENSATION PLANS
Our Compensation Committee has concluded that the Company’s various compensation plans do not encourage excessive or inappropriate risk taking or create any risk that is reasonably likely to have a material adverse effect on the Company. Each year, our Compensation Committee reviews the Company’s existing compensation plans and policies for the NEOs and corporate officers to ensure that they continue to support the Company’s objectives and enhance stockholder value, including to the extent there have been any changes to the Company’s risk profile.

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Throughout our Company, compensation of our management and key employees is structured with the same elements as for our NEOs:
•
base salary,

•
performance-based cash incentive awards,

•
equity compensation, and

•
a 401(k) plan.

Sales personnel are generally paid a base salary plus commissions on the gross profit attributable to sales from their particular geographic territory or location. Our cash incentive plans for local management teams provide variable compensation and are performance-based programs tied to various financial and group operational measures, including, most commonly, pretax income, return on assets, tons shipped growth, gross profit, inventory turn, credit performance and other similar performance standards tailored to the job responsibilities of the individual employee and the results of the business unit or subsidiary for which the individual works. These plans contain features which we believe mitigate excessive risk-taking. From time to time, discretionary bonuses may be awarded to individual employees based upon that individual’s performance and contribution to the results of the business unit, subsidiary or the Company as a whole. Our senior management reviews compensation paid to division managers, subsidiary officers and key employees, and our Compensation Committee approves all equity awards other than the NEOs’ which are recommended by the Compensation Committee and approved by the independent directors.
The NEOs are entitled to a performance-based cash incentive award only if the Company’s performance meets certain thresholds. Performance-based RSU awards granted to NEOs and other key employees are subject to forfeiture if performance criteria are not met at the end of the three-year performance measurement period. The Compensation Committee annually considers how our compensation policies and practices may affect our risk profile and whether such policies and practices may encourage undue risk-taking by our employees. More specifically, the Compensation Committee considers the general design philosophy of our policies and practices for our employees whose conduct would be most affected by incentives established pursuant to these compensation policies. The Compensation Committee believes that having multiple performance awards over multiple periods will reduce the likelihood of excessive risk-taking. See “Compensation Discussion and Analysis” above for a discussion of our executive compensation program, including our performance-based awards. Moreover, to further reduce the possibility of excessive risk-taking, the Compensation Committee has a compensation recovery policy pursuant to which the Company must recover erroneously awarded performance-based compensation (generally consisting of the annual cash incentive and performance-based RSUs) from senior officers in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period). To encourage retention of key employees, service-based RSU awards will vest only if the individual continues to be employed by the Company or an affiliate until the end of the three-year measuring period.
EXECUTIVE SESSIONS AND THE INDEPENDENT, NON-EXECUTIVE CHAIR
Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not Company officers or employees and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with the Company, former employee status or family relationship or for any other reason. Executive sessions of the non-management directors are led by the non-executive Chair of the Board. Executive sessions of the non-management directors are held regularly, and sessions may be called by the non-executive Chair of the Board in his discretion or at the request of the Board.
In January 2025, the Board elected Mr. Stotlar the independent, non-executive Chair of the Board. Consistent with our Principles of Corporate Governance, the Board currently does not have a lead independent director because the Chair of the Board is an independent director. The Board believes that having an independent director serve as the non-executive Chair of the Board is the appropriate leadership structure for our Company at this time because it allows our Chief Executive Officer to focus on executing our Company’s strategic plan and managing our operations and performance, while allowing the Chair of the Board to focus on the effectiveness of the Board and provide independent oversight of our senior management team.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
Other than Mrs. Lewis, who is our President and Chief Executive Officer, the Board has determined that none of our directors have any material relationship with the Company nor is any director affiliated with any entity or person who has a material relationship with the Company. The Board has determined that each of Ms. Baldwin, Ms. Colonias, and Messrs. Dellaquila, Kamsickas, McEvoy, Seeger, Stotlar and Sznewajs qualifies as an independent director under NYSE rules.
In making its independence determinations, the Board reviewed and considered information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and to the Company’s management. This review included consideration of the applicable relationships identified below in “Related Person Transactions and Indemnification,” as well as the following ordinary course, non-preferential relationship between Reliance and its subsidiaries and our directors:
•
Director Frank J. Dellaquila serves as a director of SWIM and Director John G. Sznewajs serves as a director of CMS. The Company has commercial relationships with each of SWIM and CMS in the ordinary course of its business. The amounts paid by the Company to each of SWIM and CMS were below the thresholds in the NYSE listing standards for director independence. Reliance believes that these were all ordinary commercial transactions made at arm’s-length.

The Board determined that neither of the relationships discussed above constituted a material relationship between the director and Reliance or its subsidiaries for the purposes of the NYSE listing standards.
DIRECTOR QUALIFICATIONS
The Nominating and Governance Committee is responsible for assessing membership needs for the Board of Directors, identifying individuals qualified to become Board members, making recommendations regarding potential director candidates to the Board of Directors and administering the evaluation of the Board and Committee performance, among other things. The Nominating and Governance Committee regularly reviews the composition of the Board and of each of the Board’s Committees. The Nominating and Governance Committee strives to maintain an independent, balanced and diverse Board with directors who have appropriate backgrounds, skills and characteristics to complement one another. The Committee reviews management experience, general business knowledge, and specific skills or expertise, such as finance, industrial distribution, manufacturing, supply chain, safety, technology, cybersecurity, business, law, and marketing. The Committee encourages all directors to take director training courses in order to keep current on issues facing boards of directors. Certain characteristics or attributes are sought in all Board members, including integrity, strong professional reputation, a record of achievement, constructive and collegial personal attributes, and the ability and willingness to devote sufficient time and energy to serve on our Board. The Nominating and Governance Committee and the Board of Directors believe that each of the Company’s current Board members meets these criteria and understands what factors result in the Company outperforming its industry peers. The Company desires to have directors who will commit a substantial amount of time to serving on the Board to ensure a greater understanding of the Company’s business and culture and to provide continuity and stability to the Board. Reliance recognizes the value of diversity. Although the Board does not have a formal diversity policy, it believes that diversity of backgrounds, skills and perspectives is an important factor in determining the composition of the Board and considers it in making nominee recommendations.
The Board is committed to prioritizing experience relevant to the Company’s strategy and business and including potential candidates from varied backgrounds, including going beyond the traditional former CEO corporate background as a required criteria for new candidates. The Company will continue to evaluate board composition and opportunities to strengthen the Board of Directors.
In 2025, the Board of Directors added John G. Sznewajs as an independent director. The addition of Mr. Sznewajs reflects the principles underlying the Board’s succession planning and his appointment followed a robust and extensive director search process aligned with the Board of Directors’ self-evaluation process and our Principles of Corporate Governance. The Company will continue to evaluate board composition and opportunities to strengthen the Board of Directors.
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS
Our Board recognizes that a thorough, constructive evaluation process enhances the Board’s effectiveness and is an essential element of good corporate governance. The Board and each committee conduct an annual self-evaluation covering key performance areas including, but not limited to, corporate strategy, risk oversight, and the composition,

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conduct and culture of the Board and committees. The self-evaluations and summaries are shared and discussed with the full Board and each committee which allows the Board and each committee to share their perspectives and consider any necessary adjustments in response to the collective feedback from the self-evaluations. The Board also regularly assesses the individual directors’ qualifications, attributes, skills and experience to ensure appropriate representation on the Board. In addition to the annual self-evaluations, Board members regularly provide feedback on an informal basis as needed.
DIRECTOR STOCK OWNERSHIP REQUIREMENTS
Directors are required to own shares of the Company’s common stock having a market value at least equal to five times their annual cash retainer; provided, that directors shall have a period of six years to acquire and begin maintaining that amount of the Company’s common stock. All of the directors are in compliance with their stock ownership requirements or are in the process of becoming compliant within six years of the date of appointment.
STOCKHOLDER ENGAGEMENT
To maintain our strong corporate governance practices and ensure that we regularly receive stockholder feedback, we must engage with investors. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into the Company’s policies and practices.
Management conducts extensive engagements with key stockholders. Officers participating in these engagements include our President and Chief Executive Officer, our Chief Operating Officer, and our Chief Financial Officer. In 2025, we had direct discussions with stockholders holding approximately 26% of our outstanding shares of common stock in the aggregate. We pursue multiple avenues for engagement in addition to direct discussions with stockholders, including video and teleconference meetings, participating at various conferences, road shows and facility tours. These engagements include discussions about governance, compensation, sustainability and safety, as well as financial and operational matters, to ensure that management and the Board understand and address the issues that are important to our stockholders. The Board oversees the discharge by management of stockholder communication and engagement and receives regular reports on stockholder comments and feedback. The Board encourages dialogue on issues of interest to stockholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As of the date of this proxy statement, the Compensation Committee consisted of Ms. Colonias (Chair) and Messrs. Kamsickas, McEvoy and Seeger. During 2025 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee of Reliance, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of Reliance’s Compensation Committee or Board of Directors.

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AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities over our financial reporting process and systems of internal controls, monitoring the independence, qualifications and performance of our independent registered public accounting firm and the performance of our internal auditors, and maintaining open communication between the Board and the independent registered public accounting firm, the internal auditors, and financial management and has taken a lead role in financial risk assessment. During 2025, the Audit Committee, which is composed entirely of independent directors, met nine times.
The Audit Committee operates under a written Charter adopted by the Board that outlines its responsibilities and the practices it follows. The Audit Committee reviews and assesses the adequacy of the Charter at least annually and, when appropriate, recommends changes to the Board.
In fulfilling its responsibilities under the Charter, the Audit Committee reviewed and discussed our audited financial statements for 2025 with management and the independent registered public accounting firm, including the critical audit matter arising from the current period audit of the Company’s financial statements set forth therein. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee also reviewed the written disclosures and the letter from the independent registered public accounting firm required by professional standards regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from management and Reliance. The Audit Committee has also considered the compatibility of non-audit services rendered by our independent registered public accounting firm with its independence. The Audit Committee approved all fees paid to the independent registered public accounting firm for audit and non-audit services.
In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and selected KPMG LLP as the Company’s independent registered public accounting firm for 2026. This selection was ratified by the Board of Directors.
Lisa L. Baldwin James K. Kamsickas	Karen W. Colonias John G. Sznewajs	Frank J. Dellaquila, Chair

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RELATED PERSON TRANSACTIONS AND INDEMNIFICATION
In 2025, we employed Thomas Koch who is the son of our COO. Thomas Koch is employed at one of our subsidiaries and received aggregate compensation of approximately $130,000 in 2025. Thomas Koch’s compensation is reviewed and determined each year through our normal performance review and related compensation procedures.
The Board of Directors has reviewed and approved the transaction under the standards described below.
Since the beginning of our last fiscal year, there have been no related person transactions with any director or executive officer of the Company or any other related person, as defined in Rule 404 under Regulation S-K promulgated under the Securities Act of 1933, as amended, and none is proposed. Our policies and procedures with respect to the review of any proposed transactions are evidenced in the Company’s Code of Conduct, which requires that all material facts be disclosed to the full Board of Directors (or in the case of non-director employees, to corporate officers) and then all disinterested persons will review and consider what, if any, actions need to be taken. The Company’s Principles of Corporate Governance require directors to report any matter that conflicts with the interests of the Company or gives the appearance of a conflict immediately to the Chair of the Board and the Chair of the Nominating and Governance Committee for the matter to be evaluated with respect to the continued appropriateness of such director’s Board membership, and any personal interest a director has in a matter before the Board must be disclosed to the Board and such director must excuse himself or herself from participation in the discussion and shall not vote on the matter. Furthermore, pursuant to its Charter, the Audit Committee conducts an annual review of any related person transactions for potential conflicts of interest.
We indemnify our directors and our officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Reliance. Our Bylaws require indemnification, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

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PARTICIPATION IN THE ANNUAL MEETING
Stockholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. A list of these stockholders will be available during ordinary business hours at the principal executive offices of the Company in Phoenix, Arizona for a period of ten days ending on the day before the meeting date. Each share of common stock is entitled to one vote on each matter to be voted on. Voting may be done over the internet, by telephone, by completing and mailing the proxy card, or electronically at the Annual Meeting. Additional information including information about voting by beneficial holders who hold shares through a bank, broker or financial institution is provided under “Voting Information” on page 8 and “Information Concerning Our Common Stock” on page 10.
We hope you will participate in the Annual Meeting by accessing our live webcast. If you do, you will need the 16-digit control number included on your proxy card, on your Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials. If you are a beneficial holder, you may also vote electronically at the meeting by using the 16-digit control number included on the voting instruction form provided by your broker. If you are a beneficial holder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials. Even if you plan to participate in the meeting by live webcast, we encourage you to vote your shares in advance of the Annual Meeting date.
Submitting questions at the Annual Meeting
You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our senior leadership will answer questions as they come in, as time permits. We have designed our virtual meeting such that stockholders have equivalent rights to participate and ask and hear management’s responses to appropriate questions as they had at our prior in-person meetings. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chair of the Board (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We also reserve the right to edit or reject questions we deem personal, profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/RS2026.
If you have technical difficulties or trouble accessing the virtual meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page.

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2027 ANNUAL MEETING
We must receive any stockholder proposals intended to be presented at the 2027 Annual Meeting and included in our proxy materials relating to such meeting pursuant to Rule 14a-8 of the Exchange Act no later than December 3, 2026. If a stockholder proposal intended to be presented at the 2027 Annual Meeting and included in our proxy materials is not received by the Company on or before December 3, 2026, it will be deemed to be untimely.
Stockholder proposals intended to be presented at the 2027 Annual Meeting outside of the Rule 14a-8 process (including nominations made under the universal proxy provisions of the Exchange Act) relating to such meeting must be received no earlier than January 20, 2027 and no later than February 19, 2027, and must satisfy the requirements specified in the Bylaws. Any such stockholder proposals submitted without a properly completed timely notice in accordance with the Bylaws will be deemed untimely and not properly submitted under the Bylaws.
The Company’s Bylaws permit a stockholder (or a group of up to 20 stockholders) who has owned a significant amount of Reliance common stock (at least 3%) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 25% of the Board) for inclusion in the Company’s proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Director nominations under the Company’s proxy access bylaw for the Company’s 2027 Annual Meeting must be received no earlier than November 3, 2026 and no later than December 3, 2026. Any such proxy access director nominations submitted without the required notice and required information will be deemed untimely and not properly submitted under the Company’s Bylaws. Stockholder proposals and director nominations must be addressed to the Corporate Secretary at the Company’s corporate headquarters address appearing at the top of the first page of this proxy statement. Notices and submissions must include the information required by the Company’s Bylaws, which are available without charge upon written request to the Corporate Secretary. Failure to comply with our procedures and deadlines may preclude presentation of your proposal at our 2027 Annual Meeting.

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STOCKHOLDERS SHARING THE SAME ADDRESS
In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs. However, if any stockholder residing at such address wishes to receive a separate annual report or proxy statement, he or she may so notify the Corporate Secretary at the Company’s corporate headquarters address or phone number appearing at the top of the first page of this proxy statement and we will promptly send such stockholder the requested materials, and we will send such stockholder separate materials for future meetings. If you are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting the Corporate Secretary at the Company’s corporate headquarters address appearing at the top of the first page of this proxy statement.

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ANNUAL REPORT
Reliance will furnish without charge to any stockholder, upon written request directed to the Corporate Secretary of Reliance at its address appearing at the top of the first page of this proxy statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
By Order of the Board of Directors,
William A. Smith II
Corporate Secretary
Phoenix, Arizona
April 2, 2026

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V86964-P44614 For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RS2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. RELIANCE, INC. 735 N. 19TH AVENUE PHOENIX, AZ 85009 2. To consider a non-binding, advisory vote to approve the compensation of our named executive officers. 4. To consider a stockholder proposal requiring any director who fails to receive a majority vote to leave the board of directors within nine months. 3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026. NOTE: Such other business, if any, as properly comes before the meeting or any adjournment thereof. These items of business are more fully described in the accompanying proxy statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4. RELIANCE, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1. Nominees: 1a. Lisa L. Baldwin 1b. Karen W. Colonias 1c. Frank J. Dellaquila 1d. James K. Kamsickas 1e. Karla R. Lewis 1f. Robert A. McEvoy 1g. David W. Seeger 1h. Douglas W. Stotlar 1i. John G. Sznewajs SCAN TO VIEW MATERIALS & VOTE w

V86965-P44614 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. (Continued and to be signed on reverse side) RELIANCE, INC. Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 20, 2026 The undersigned hereby constitutes and appoints Arthur Ajemyan and William A. Smith II, and each of them, his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Stockholders of RELIANCE, INC. to be held at 10:00 a.m. PDT on Wednesday, May 20, 2026, electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2026, and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in item 1, FOR items 2 and 3 and AGAINST item 4, and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof). The proxyholders cannot vote the shares unless you sign and return this card.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V86966-P44614 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RS2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. RELIANCE, INC. 735 N. 19TH AVENUE PHOENIX, AZ 85009 RELIANCE, INC. 2. To consider a non-binding, advisory vote to approve the compensation of our named executive officers. 4. To consider a stockholder proposal requiring any director who fails to receive a majority vote to leave the board of directors within nine months. 3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026. These items of business are more fully described in the accompanying proxy statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1. Nominees: 1a. Lisa L. Baldwin 1b. Karen W. Colonias 1c. Frank J. Dellaquila 1d. James K. Kamsickas 1e. Karla R. Lewis 1f. Robert A. McEvoy 1g. David W. Seeger 1h. Douglas W. Stotlar 1i. John G. Sznewajs For Against Abstain For Against Abstain NOTE: Such other business, if any, as properly comes before the meeting or any adjournment thereof. SCAN TO VIEW MATERIALS & VOTE w

V86967-P44614Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.(Continued and to be signed on reverse side)RELIANCE, INC.Proxy Solicited on Behalf of the Board of Directors ofthe Company for the Annual Meeting of Stockholders on May 20, 2026The undersigned hereby (i) constitutes and appoints, and/or (ii) instructs U.S. Bank, N.A., as trustee of the Employee Stock Ownership Plan,to appoint, and/or (iii) instructs Fidelity Management Trust Company, as trustee of the Reliance, Inc. Master 401(k) Plan and the Precision Strip Retirement and Savings Plan, to appoint, Arthur Ajemyan and William A. Smith II, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at theAnnual Meeting of Stockholders of RELIANCE, INC. to be held at 10:00 a.m. PDT on Wednesday, May 20, 2026,electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2026, and at any adjournments thereof, on all matters coming before said meeting.You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in item 1, FOR items 2 and 3 and AGAINST item 4, and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof). The proxyholders cannot vote the shares unless you sign and return this card.